                                                                    EXHIBIT 99.2

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT
                           DATED AS OF JANUARY 3, 2005

                                  BY AND AMONG

                              TECHTEAM GLOBAL, INC.
                                       AND
                           DIGITAL SUPPORT CORPORATION

                                       AND

                                   SYTEL, INC.
                         THE STOCKHOLDERS OF SYTEL, INC.
                                       AND
                   CERTAIN OF THE OPTIONHOLDERS OF SYTEL, INC.

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
1.  DEFINITIONS..........................................................................................      1

    1.1   "Accounting Referee"...........................................................................      1

    1.2   "Accounts Receivable"..........................................................................      1

    1.3   "Aggregate Option Consideration"...............................................................      1

    1.4   "Applicable Contract"..........................................................................      1

    1.5   "Balance Sheet"................................................................................      2

    1.6   "Best Efforts".................................................................................      2

    1.7   "Breach".......................................................................................      2

    1.8   "Business Day".................................................................................      2

    1.9   "Buyer"........................................................................................      2

    1.10  "Buyer Indemnified Person".....................................................................      2

    1.11  "Cashout Agreement"............................................................................      2

    1.12  "Cause"........................................................................................      2

    1.13  "Change of Control"............................................................................      2

    1.14  "Chase"........................................................................................      3

    1.16  "Closing Date".................................................................................      3

    1.17  "Closing Date Balance Sheet"...................................................................      3

    1.18  "Closing Documents"............................................................................      3

    1.19  "COBRA"........................................................................................      3

    1.20  "Common Stock".................................................................................      3

    1.21  "Company"......................................................................................      3

    1.22  "Company Board"................................................................................      3

    1.23  "Company Option"...............................................................................      3

    1.24  "Consent"......................................................................................      3

    1.25  "Contemplated Transactions"....................................................................      3

    1.26  "Contract".....................................................................................      3

    1.27  "Damages"......................................................................................      3

    1.28  "Disclosure Schedules".........................................................................      4

    1.29  "Disputed Adjustments".........................................................................      4

    1.30  "Earnout Payments".............................................................................      4

    1.31  "Earnout Period"...............................................................................      4

    1.32  "Effective Time"...............................................................................      4

    1.33  "Employee Benefit Plan"........................................................................      4

    1.34  "Encumbrance"..................................................................................      4

    1.35  "ERISA"........................................................................................      4

    1.36  "Escrow Agent".................................................................................      4

    1.37  "Escrow Agreement".............................................................................      4

    1.38  "Estimated Working Capital Adjustment".........................................................      4

    1.39  "Evergreen"....................................................................................      4

    1.40  "Execution Date"...............................................................................      4

    1.41  "Final Working Capital Adjustment".............................................................      4

    1.42  "Financial Statements".........................................................................      4

    1.43  "GAAP".........................................................................................      4

    1.44  "Good Reason"..................................................................................      4

    1.45  "Governmental Authorization"...................................................................      5

    1.46  "Governmental Body"............................................................................      5

    1.47  "Gross Profit".................................................................................      5

    1.48  "Gross Profit Margin"..........................................................................      5

    1.49  "Intellectual Property"........................................................................      5

    1.50  "IRC"..........................................................................................      5

    1.51  "IRS"..........................................................................................      5

    1.52  "Joining Sellers"..............................................................................      5

    1.53  "Knowledge"....................................................................................      5

    1.54  "Lee"..........................................................................................      6

    1.55  "Lee Noncompete Agreement".....................................................................      6

    1.56  "Legal Requirement"............................................................................      6

    1.57  "Material Adverse Effect"......................................................................      6

    1.58  "Option Escrow Participants"...................................................................      6

    1.59  "Optionholders"................................................................................      6

    1.60  "Order"........................................................................................      6

    1.61  "Ordinary Course of Business"..................................................................      6

    1.62  "Organizational Documents".....................................................................      6

    1.63  "Outstanding Debt".............................................................................      6

    1.64  "Parent".......................................................................................      6

    1.65  "Party"........................................................................................      6

    1.66  "Pension Plan".................................................................................      7

    1.67  "Permitted Encumbrances".......................................................................      7

    1.68  "Person".......................................................................................      7

    1.69  "Pre-Closing Period"...........................................................................      7

    1.70  "Pre-Closing Return"...........................................................................      7

    1.71  "Principal Seller".............................................................................      7

    1.72  "Pro Rata Portion".............................................................................      7

    1.73  "Proceeding"...................................................................................      7

    1.74  "Proprietary Software".........................................................................      7

    1.75  "Purchase Price"...............................................................................      7

    1.76  "Related Person"...............................................................................      7

    1.77  "Renewal" or "Renewed".........................................................................      8

    1.78  "Representations and Warranties Adjustment"....................................................      8

    1.79  "Representations and Warranties Escrow"........................................................      8

    1.80  "Resolution Period"............................................................................      8

    1.81  "Retention Agreements".........................................................................      8

    1.82  "Securities Act"...............................................................................      8

    1.83  "Seller".......................................................................................      8

    1.84  "Sellers Representative".......................................................................      8

    1.85  "Senior Managers"..............................................................................      8

    1.86  "Shares".......................................................................................      8

    1.87  "Software".....................................................................................      8

    1.88  "State Department Condition"...................................................................      8

    1.89  "State Department Contract"....................................................................      8

    1.90  "State Department Work"........................................................................      9

    1.91  "Subsidiary"...................................................................................      9

    1.92  "Taxes"........................................................................................      9

    1.93  "Tax Return"...................................................................................      9

    1.94  "Threatened"...................................................................................      9

    1.95  "Trade Secret".................................................................................      9

    1.96  "Transaction Expenses".........................................................................      9

    1.97  "Unresolved Changes"...........................................................................      9

    1.98  "Welfare Plan".................................................................................      9

    1.99  "White"........................................................................................      9

    1.100 "White Employment Agreement"...................................................................      9

    1.101 "Working Capital Adjustment"...................................................................      9

    1.102 "Working Capital Escrow".......................................................................      9

    1.103 "Working Capital Position".....................................................................     10

2.  SALE AND TRANSFER OF SHARES..........................................................................     10

    2.1   Closing of the Sale of Shares..................................................................     10

    2.2   Purchase Price.................................................................................     10

    2.3   Sellers Documents..............................................................................     10

    2.4   Buyer's Documents and Payments.................................................................     11

    2.5   Payment of Aggregate Option Consideration after the Closing Date...............................     12

    2.6   Adjustments....................................................................................     12

    2.7   Determination of Working Capital Adjustment....................................................     12

    2.8   Future Payments................................................................................     15

    2.9   Post-Closing Operation of the Company..........................................................     17

    2.10  Appointment of Sellers Representative by Sellers...............................................     18

    2.11  Appointment of Sellers Representative by Option Escrow Participants............................     19

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND EACH SELLER AND EACH OPTION ESCROW PARTICIPANT.....     19

    3.1   Organization and Good Standing.................................................................     19

    3.2   Authority; No Conflict.........................................................................     20

    3.3   Capitalization.................................................................................     21

    3.4   Financial Statements...........................................................................     21

    3.5   Books and Records..............................................................................     22

    3.6   Title to Properties; Encumbrances..............................................................     22

    3.7   Condition and Sufficiency of Assets............................................................     22

    3.8   Accounts Receivable............................................................................     22

    3.9   No Undisclosed Liabilities.....................................................................     23

    3.10  Taxes..........................................................................................     23

    3.11  No Material Adverse Effect.....................................................................     24

    3.12  Employee Benefits..............................................................................     24

          3.12.1  Controlled Group.......................................................................     24

          3.12.2  Company Employee Benefit Plans and Documents...........................................     24

          3.12.3  Representations........................................................................     25

    3.13  Certain Tax Matters............................................................................     27

    3.14  Compliance with Legal Requirements; Governmental Authorizations................................     27

    3.15  Proceedings; Orders............................................................................     28

    3.16  Absence Of Certain Changes And Events..........................................................     29

    3.17  Contracts; No Defaults.........................................................................     30

    3.18  Insurance......................................................................................     32

    3.19  Employees......................................................................................     34

    3.20  Labor Relations................................................................................     34

    3.21  Intellectual Property..........................................................................     34

    3.22  Certain Payments...............................................................................     37

    3.23  [Reserved.]....................................................................................     37

    3.24  Relationships With Related Persons.............................................................     37

    3.25  Brokers Or Finders.............................................................................     37

4.  REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER...................................................     37

    4.1   Organization and Good Standing.................................................................     37

    4.2   Authority; No Conflict.........................................................................     37

    4.3   Investment Intent..............................................................................     38

    4.4   Certain Proceedings............................................................................     38

    4.5   Brokers or Finders.............................................................................     39

    4.6   SEC Reports and Financial Statements...........................................................     39

    4.7   Financial Ability to Perform...................................................................     39

5.  PRE-CLOSING COVENANTS; CONDITIONS TO CLOSING; TERMINATION............................................     39

    5.1   Pre-Closing Covenants..........................................................................     39

    5.2   Conditions to Obligations of Each Party Under this Agreement...................................     41

    5.3   Additional Conditions to Obligations of Parent and Buyer.......................................     42

    5.4   Additional Conditions to Obligations of the Sellers............................................     42

    5.5   Termination....................................................................................     42

    5.6   Effect of Termination..........................................................................     43

    5.7   Retention Agreements...........................................................................     43

6.  INDEMNIFICATION; REMEDIES; TAX MATTERS...............................................................     43

    6.1   Survival.......................................................................................     43

    6.2   Indemnification And Payment Of Damages By Sellers and Option Escrow Participants...............     44

    6.3   Indemnification And Payment Of Damages By Parent, Buyer and the Company........................     44

    6.4   Time Limitations...............................................................................     44

    6.5   Limitations On Amount - Sellers and Option Escrow Participants.................................     45

    6.6   Limitations on Amount -- Buyer.................................................................     45

    6.7   Right Of Set-Off...............................................................................     45

    6.8   Procedure For Indemnification - Third Party Claims.............................................     46

    6.9   Procedure For Indemnification - Other Claims...................................................     47

    6.10  Additional Indemnification Provisions..........................................................     47

    6.11  Windsor Group Fees.............................................................................     48

    6.12  Tax Matters....................................................................................     49

7.  GENERAL PROVISIONS...................................................................................     51

    7.1   Expenses.......................................................................................     51

    7.2   Public Announcements; Confidentiality..........................................................     51

    7.3   Notices........................................................................................     51

    7.4   Governing Laws and Arbitration.................................................................     53

    7.5   Further Assurances.............................................................................     54

    7.6   Waiver.........................................................................................     54

    7.7   Entire Agreement And Modification..............................................................     54

    7.8   Disclosure Schedules...........................................................................     54

    7.9   Assignment, Successors, And No Third-Party Rights..............................................     55

    7.10  Severability...................................................................................     55

    7.11  Section Headings, Construction.................................................................     55

    7.12  Time Of Essence................................................................................     56

    7.13  Counterparts...................................................................................     56

SCHEDULES

A-1         Option Escrow Participants

A-2         Optionholders

1.103(iii)  Bonuses

1.103(y)    Retention Agreement Accruals

1.67        Permitted Encumbrances

1.85        Senior Managers

1.89        State Department Contract

2.4.1       Payments to Sellers and Option Escrow Participants

5.2.2       Consents

7.3         Sellers Addresses

EXHIBITS

1.37        Escrow Agreement

2.3.2       White Employment Agreement

2.3.3       Retention Agreements

2.3.5       Lee Noncompete Agreement

3.3         Cashout Agreements

DISCLOSURE SCHEDULE

3.1         Company's Jurisdictions Where Authorized to do Business

3.2.2       Authority; No Conflict

3.2.3       Required Consents

3.3(a)      Record of Shares

3.3(b)      Options

3.4         Financial Statements

3.6 List of all leaseholds or other interests in real property owned by Company

3.8         List of Accounts Receivable

3.9         Undisclosed Liabilities of the Company

3.10        List of all Tax Returns since 2000 and all audits of such Tax
            Returns

3.12.2      Company Employee Benefit Plans and Documents

3.12.3      Pension Plan Representations

3.14        Governmental Authorizations

3.15        Pending Proceedings

3.16        Absence of Certain Changes and Events

3.17.1      List of Contracts

3.17.2      Limitations of Contracts

3.17.3      Identification of Contracts

3.17.4      Terms of Applicable Contracts

3.18.2      Insurance

3.18.3      Loss experiences and claims

3.18.4      List of Policies

3.19        Employee information

3.21.3      Software

3.21.6      Claims

3.24        Relationships with Related Persons

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of January 3, 2005 (the "Execution Date"), by TechTeam Global, Inc., a Delaware corporation ("Parent"), Digital Support Corporation, a Virginia corporation ("Buyer"), Sytel, Inc., a Maryland corporation (the "Company"), Jeannette Lee White ("White"), Yong S. Lee ("Lee"), Evergreen Limited Partnership, a limited partnership formed under the laws of the State of Maryland ("Evergreen"), Chase Investments, LLC, a Maryland limited liability company ("Chase"); each of White, Lee, Evergreen and Chase is sometimes referred to herein as a "Principal Seller" and together as the "Principal Sellers"), the other stockholders of the Company who become parties hereto at a later date by signing and delivering counterpart signature pages (each a "Joining Seller" and together the "Joining Sellers"; the Joining Sellers and Principal Sellers are sometimes referred to herein as the "Sellers") and the persons identified on Schedule A-1 as "escrow participants", who (i) hold options to purchase capital stock of the Company under the Company's 1998 Omnibus Stock Plan, (ii) will become parties hereto by signing and delivering counterpart signature pages and (iii) have granted to White a general power of attorney to act on their behalf under this Agreement (each, an "Option Escrow Participant" and together, the "Option Escrow Participants").

                                    RECITALS

      Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of capital stock of the Company (the "Shares") for the consideration and on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

      The parties, intending to be legally bound, agree as follows:

1.    DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

      1.1 "ACCOUNTING REFEREE" - as defined in Section 2.7.4.

      1.2 "ACCOUNTS RECEIVABLE" - as defined in Section 3.8.

      1.3 "AGGREGATE OPTION CONSIDERATION" - the total amount payable by the Company (including applicable withholdings) as of the Closing Date, if each of the Optionholders were to execute and deliver a Cashout Agreement on or before the Closing Date, as set forth on Schedule A-2. Such Schedule shall be provided by the Sellers Representative to the Parent and the Buyer at least two Business Days prior to the Closing Date and attached to this Agreement on or before the Closing Date.

      1.4 "APPLICABLE CONTRACT" - any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

      1.5 "BALANCE SHEET" - as defined in Section 3.4.

      1.6 "BEST EFFORTS" - the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as practicable provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement or the Contemplated Transactions.

      1.7 "BREACH" - a "Breach" in reference to a representation, warranty, covenant, obligation or other provision of this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision.

      1.8 "BUSINESS DAY" - any day other than a Saturday or Sunday on which banks are open for commercial banking business in Detroit, Michigan.

      1.9 "BUYER" - as defined in the first paragraph of this Agreement.

      1.10 "BUYER INDEMNIFIED PERSON" - as defined in Section 6.2.

      1.11 "CASHOUT AGREEMENT" - as defined in Section 3.3.

      1.12 "CAUSE" - means any one or more of the following events or circumstances: (a) White's conviction of a felony or conduct by White with respect to her duties to the Company which is fraudulent or materially illegal;
(b) White's use of illegal drugs or abuse of alcohol or other legal drugs which impairs her ability to perform her duties to the Company; (c) White's willful neglect of her duties to the Company which materially affects the Company's or any of its Related Person's business; or (d) White's failure to follow reasonable instructions given her in good faith by the Company's board of directors which are consistent with the terms and conditions hereof, provided that, in the case of termination under clauses (c) or (d) above, White shall be given an opportunity to appear with legal counsel before the Company's board of directors promptly after written notice is given by the Company's board of directors specifying the reasons for the termination and shall have failed within thirty (30) days after receipt of such notice to cure the related neglect or failure under clause (c) or (d) above or, in respect of a termination notice under clause (b) above, White shall have failed within sixty (60) days thereafter to cure the impairment under clause (b) and, provided further that subsequent to appearing before the Company's board of directors, Employee may, in her sole discretion, elect to appear, with legal counsel, before the board of directors of Parent.

      1.13 "CHANGE OF CONTROL" - means, with respect to a Person, the earliest to occur of (i) a merger or consolidation to which such Person is a party and which results in the former stockholders of such Person owning less than a majority of the outstanding shares of voting stock of such Person or other surviving or resulting entity in the merger or consolidation, (ii) any sale or transfer of all or substantially all of the assets of such Person to third party in which (after such sale or transfer) the stockholders of such Person do not own a majority of the outstanding shares of voting stock, (iii) the sale by the stockholders of such Person of a majority of the voting stock of such Person to a third party in which (after such sale or transfer) the stockholders of such Person do not own a majority of the outstanding shares of voting stock or (iv) a liquidation or dissolution of such Person.

      1.14 "CHASE" - as defined in the first paragraph of this Agreement.

      1.15 "CLOSING" - the consummation of the sale of the Shares to Buyer.

      1.16 "CLOSING DATE" - the date on which the Closing occurs.

      1.17 "CLOSING DATE BALANCE SHEET" - the balance sheet of the Company at the Effective Time, prepared pursuant to Section 2.7.

      1.18 "CLOSING DOCUMENTS" - means this Agreement, the White Employment Agreement, the Cashout Agreements, the Escrow Agreement, the Retention Agreements and the Lee Noncompete Agreement, and any other documents, agreements or certificates delivered by the Company, the Sellers, or the Optionholders in connection with the Contemplated Transactions.

      1.19 "COBRA" - the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and analogous state laws.

      1.20 "COMMON STOCK" - as defined in Section 3.3.

      1.21 "COMPANY" - as defined in the first paragraph of this Agreement.

      1.22 "COMPANY BOARD" - as defined in Section 3.2.2.1.

      1.23 "COMPANY OPTION" - as defined in Section 3.3.

      1.24 "CONSENT" - any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

      1.25 "CONTEMPLATED TRANSACTIONS" - all of the transactions contemplated by this Agreement, including, but not limited to:

            1.25.1 the sale of the Shares by Sellers to Buyer hereunder;

            1.25.2 the execution, delivery and performance by the parties thereto of the Closing Documents; and;

            1.25.3 the purchase of the Shares by Buyer from Sellers hereunder

      1.26 "CONTRACT" - any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

      1.27 "DAMAGES" - as defined in Section 6.2.

      1.28 "DISCLOSURE SCHEDULES" - the disclosure schedules delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement, as the same are updated and supplemented pursuant to Section 7.8.3.

      1.29 "DISPUTED ADJUSTMENTS" - as defined in Section 2.7.3.

      1.30 "EARNOUT PAYMENTS" - as defined in Section 2.8, the cash payments payable to Sellers and Optionholders pursuant to Sections 2.8.1., 2.8.2 and 2.8.3.

      1.31 "EARNOUT PERIOD" - as defined in Section 2.9.1.

      1.32 "EFFECTIVE TIME" - means 11:59 p.m. on the Closing Date.

      1.33 "EMPLOYEE BENEFIT PLAN" - any Pension Plan, Welfare Plan and any bonus, severance, deferred compensation, annuity, retirement, stock option, stock purchase, executive compensation, incentive compensation, educational assistance, insurance or other plan or arrangement of the Company, whether oral or written.

      1.34 "ENCUMBRANCE" - any charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

      1.35 "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      1.36 "ESCROW AGENT" - means Standard Federal - Corporate and Institutional Trust, a division of LaSalle Bank National Association.

      1.37 "ESCROW AGREEMENT" - the Escrow Agreement by and among Buyer, Sellers and Escrow Agent, in the form of Exhibit 1.37.

      1.38 "ESTIMATED WORKING CAPITAL ADJUSTMENT" - as defined in Section 2.7.1.

      1.39 "EVERGREEN" - as defined in the first paragraph of this Agreement.

      1.40 "EXECUTION DATE" - as defined in the first paragraph of this Agreement.

      1.41 "FINAL WORKING CAPITAL ADJUSTMENT" - as defined in Section 2.7.3.

      1.42 "FINANCIAL STATEMENTS" - as defined in Section 3.4.

      1.43 "GAAP" - accounting principles generally accepted in the United
States.

      1.44 "GOOD REASON" - means the occurrence, without the express written consent of White, of any of the following circumstances or events, unless such circumstances or events are fully corrected within sixty (60) days after the Company's receipt of notice of the termination: (a) except for Cause, any reduction by the Company in White's base salary, as in effect from time to time;
(b) except for Cause, the failure to elect, reelect or otherwise maintain White in an office or position in the Company with responsibilities and duties that are similar to those held or performed by White immediately prior to such failure; or (c) without limiting the generality or effect of the foregoing, any failure of the Company to make a payment to White required by Section 2.8.

      1.45 "GOVERNMENTAL AUTHORIZATION" - any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      1.46 "GOVERNMENTAL BODY" - any:

            1.46.1 nation, state, county, city, town, village, district or other jurisdiction of any nature;

            1.46.2 federal, state, local, municipal, foreign or other government;

            1.46.3 governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court, arbitrator or other tribunal);

            1.46.4 multi-national governmental organization or body; or

            1.46.5 body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

      1.47 "GROSS PROFIT" - means net revenue less cost of revenue, each as determined in the aggregate over a consecutive twelve (12) month period and as defined by GAAP, applied in a manner consistent with the preparation of the Parent's historical financial statements.

      1.48 "GROSS PROFIT MARGIN" - means Gross Profit divided by net revenue, expressed as a percentage, as determined in the aggregate over a consecutive twelve (12) month period and as defined by GAAP, applied in a manner consistent with the preparation of the Parent's historical financial statements.

      1.49 "INTELLECTUAL PROPERTY" - as defined in Section 3.21.1.

      1.50 "IRC" - the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant thereto or to any successor law.

      1.51 "IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

      1.52 "JOINING SELLERS" - as defined in the first paragraph of this Agreement.

      1.53 "KNOWLEDGE" - an individual will be deemed to have (a) knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter and (b) such knowledge that a prudent individual would have after reasonable inquiry. The Company will be deemed to have "Knowledge" of a particular fact or other matter if any of

White, Lee, Michael Goss, David Ault, or Alan Proctor has, or at any time had, Knowledge of such fact or other matter.

      1.54 "LEE" - as defined in the first paragraph of this Agreement.

      1.55 "LEE NONCOMPETE AGREEMENT" - as defined in Section 2.3.6.

      1.56 "LEGAL REQUIREMENT" - any administrative order, constitution, law, ordinance, regulation, statute or treaty of any Governmental Body.

      1.57 "MATERIAL ADVERSE EFFECT" - means any event, change, circumstance, condition, fact or effect which, either individually or together with any other event, change, circumstance, condition, fact or effect, has a material adverse effect on the business, results of operations, assets or financial condition of the Company; provided, however, that (a) any event, change, condition, fact or effect generally affecting the U.S. economy as a whole, (b) any legal or regulatory event, change, condition, fact or effect affecting the information technology support services industry as a whole or (c) any event, change, condition fact or effect resulting from the announcement of the Contemplated Transaction shall not be considered in determining whether a Material Adverse Effect has occurred.

      1.58 "OPTION ESCROW PARTICIPANTS" - as defined in the first paragraph of this Agreement.

      1.59 "OPTIONHOLDERS" means those individuals listed on Schedule A-2.

      1.60 "ORDER" - any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body.

      1.61 "ORDINARY COURSE OF BUSINESS" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

      1.62 "ORGANIZATIONAL DOCUMENTS" - (a) the articles or certificate of incorporation and the bylaws of a corporation and (b) any amendment to any of the foregoing.

      1.63 "OUTSTANDING DEBT" - the total of all short term and long term debt for monies borrowed by the Company, excluding any short term and long term capital leases pursuant to which the Company does not have current and future payment obligations in excess of $75,000 in the aggregate.

      1.64 "PARENT" - as defined in the first paragraph of this Agreement.

      1.65 "PARTY" - any of Parent, Buyer, the Company, a Seller or an Option Escrow Participant.

      1.66 "PENSION PLAN" - any employee pension benefit plan as defined in ERISA Section 3(2).

      1.67 "PERMITTED ENCUMBRANCES" - means those Encumbrances listed on
Schedule 1.67 and any (a) Encumbrances securing Taxes, assessments and governmental charges not yet due and payable, (b) zoning laws or ordinances or any similar Legal Requirement, (c) rights reserved to any Governmental Authority to regulate the affected property, and (d) in the case of leased property, (i) the rights of any lessor and (ii) any Encumbrance granted by any lessor of leased property; provided that, except for an Encumbrance listed on Schedule 1.67, "Permitted Encumbrance" will not include any Encumbrance securing a debt or claim (other than inchoate materialmen's, mechanics', workmen's, repairmen's or other like Encumbrance arising in the ordinary course of business or any Encumbrance described in clause (d) above) or any Encumbrance which is presently subject to any enforcement or assertion that would prevent or impair in any way the conduct of the business of the Company as it is currently being conducted.

      1.68 "PERSON" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association organization, labor union or other entity or Governmental Body, including Sellers.

      1.69 "PRE-CLOSING PERIOD" - as defined in Section 6.12.1.

      1.70 "PRE-CLOSING RETURN" - as defined in Section 6.12.1.

      1.71 "PRINCIPAL SELLER" - as defined in the first paragraph of this Agreement.

      1.72 "PRO RATA PORTION" - means, with respect to each Seller, that percentage set forth opposite such Seller's name on Schedule 2.4.1 under the heading "Pro Rata Portion" and, with respect to each Optionholder, that percentage set forth opposite such Optionholder's name on Schedule A-2 under the heading "Pro Rata Portion." Appropriate adjustments shall be made to the Pro Rata Portion of the Sellers and the Optionholders in the event any Optionholder elects to exercise his or her options prior to Closing.

      1.73 "PROCEEDING" - any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body.

      1.74 "PROPRIETARY SOFTWARE" - as defined in Section 3.21.3.

      1.75 "PURCHASE PRICE" - as defined in Section 2.2.

      1.76 "RELATED PERSON" - with respect to a specified Person, any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person:

            1.76.1 any Person that holds a material equity interest in such specified Person;

            1.76.2 each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

            1.76.3 any Person in which such specified Person holds a material equity interest;

            1.76.4 any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

            1.76.5 any Related Person of any individual described in Section
1.76.2 or 1.76.3.

      1.77 "RENEWAL" or "RENEWED" when used with reference to the State Department Contract, means the award by the State Department of one or more contracts or separate task or delivery orders on a competitive or non-competitive basis to provide State Department Work, or the award of one or more subcontracts to provide State Department Work by a Person who has been awarded a contract with the State Department.

      1.78 "REPRESENTATIONS AND WARRANTIES ADJUSTMENT" - as defined in Section 2.6.2.

      1.79 "REPRESENTATIONS AND WARRANTIES ESCROW" - an amount equal to $1,650,000, which shall be withheld and placed in escrow as provided in Section 2.4.4.

      1.80 "RESOLUTION PERIOD" - as defined in Section 2.8.6.

      1.81 "RETENTION AGREEMENTS" - as defined in Section 2.9.5.

      1.82 "SECURITIES ACT" - the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      1.83 "SELLER" - as defined in the first paragraph of this Agreement.

      1.84 "SELLERS REPRESENTATIVE" - White or, if Buyer is so notified hereunder, such other Person designated as Sellers Representative hereunder by Sellers who were holders immediately prior to the Closing of a majority of the Shares.

      1.85 "SENIOR MANAGERS" means those individuals listed on Schedule 1.85.

      1.86 "SHARES" - as defined in the Recitals of this Agreement.

      1.87 "SOFTWARE" - as defined in Section 3.21.1.

      1.88 "STATE DEPARTMENT CONDITION" - the receipt by the Company of any Renewal(s) or extension(s) of the State Department Contract for one or more terms that extends beyond December 31, 2006, including any base and option years.

      1.89 "STATE DEPARTMENT CONTRACT" means the contract that the Company currently has with the United States Department of State, as further defined on
Schedule 1.89 hereto.

      1.90 "STATE DEPARTMENT WORK" means services of the type currently provided under the State Department Contract.

      1.91 "SUBSIDIARY" - with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

      1.92 "TAXES" - means all federal, state, local, foreign net income, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property and taxes, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

      1.93 "TAX RETURN" - means any return (including any information return), report, statement, schedule, notice, form or other document or information with respect to any Tax filed with or submitted to or required to be filed with or submitted to, any Governmental Body.

      1.94 "THREATENED" - a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (in writing) or any notice has been given (in writing), that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

      1.95 "TRADE SECRET" - as defined in Section 3.21.1.

      1.96 "TRANSACTION EXPENSES" - means certain transaction expenses, including the fees and expenses of legal, accounting and investment banking advisors to the Sellers and the Company incurred in such advisors' representation of the Sellers or the Company in connection with the Contemplated Transactions in accordance with invoices covering the period through the Closing provided by Sellers Representative to Buyer for payment at Closing.

      1.97 "UNRESOLVED CHANGES" - as defined in Section 2.8.7.

      1.98 "WELFARE PLAN" means any employee welfare benefit plan as defined in ERISA Section 3(1).

      1.99 "WHITE" - as defined in the first paragraph of this Agreement.

      1.100 "WHITE EMPLOYMENT AGREEMENT" - as defined in Section 2.3.2.

      1.101 "WORKING CAPITAL ADJUSTMENT" - as defined in Section 2.6.1.

      1.102 "WORKING CAPITAL ESCROW" - an amount equal to $825,000, which shall be withheld and placed in escrow as provided in Sections 2.4.1 and 2.4.2.

      1.103 "WORKING CAPITAL POSITION" means "current assets" less (i) "current liabilities" of the Company, (ii) all Outstanding Debt, regardless of maturity and (iii) accrued but unpaid bonuses pursuant to the bonus arrangements listed on Schedule 1.103(iii), as these terms are defined by GAAP applied in a manner consistent with the preparation of the Company's historical financial statements; provided, that, for determining any adjustment to the Purchase Price, the Company's Working Capital Position as of the Effective Time shall exclude any liability for (x) Transaction Expenses, (y) any accruals related to obligations under the Retention Agreements as further set forth on Schedule 1.103(y) and (z) amounts payable pursuant to the Cashout Agreements, and shall include (as either an asset or offset against Tax liabilities) the amount of any Tax benefits to the Company associated with the exercise, repurchase or cancellation of any Company Options. For this purpose, unless otherwise required by principles specified in Schedule 1.103, (a) current assets and liabilities shall include Taxes and Tax benefits with respect to any portion of the compensation which is or may become payable under the Cashout Agreements whether or not properly accruable or deductible for federal income Tax purposes in the Company's taxable year ending on Closing Date, and (b) current assets shall include the entire amount of the Deferred Tax Asset computed under principles set forth in Schedule 1.103.

2.    SALE AND TRANSFER OF SHARES

      2.1 CLOSING OF THE SALE OF SHARES. Subject to the satisfaction or waiver of all of the conditions to the Closing contained in Section 5, the Closing will take place at such time and such date as specified by the Parties, which shall be no earlier than January 3, 2005 and no later than the second (2nd) Business Day after the satisfaction or waiver of the conditions to Closing contained in
Section 5, at the offices of Shaw Pittman LLP (unless another date, time or place is agreed to in writing by the Parties hereto). At the Closing, each Seller shall sell and transfer such Seller's Shares to Buyer, and Buyer shall purchase such Shares from such Seller.

      2.2 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") for the Shares is (a) $18,500,000, (b) plus or minus, as applicable, the Working Capital Adjustment, if any, (c) plus the Earnout Payments, if any, (d) minus the Aggregate Option Consideration and (e) minus the Representations and Warranties Adjustment borne by the Sellers, if any.

      2.3 SELLERS DOCUMENTS. At the Closing:

            2.3.1 each Seller will deliver to Buyer a certificate representing such Seller's Shares, duly endorsed in blank (or accompanied by stock powers duly endorsed in blank);

            2.3.2 White will execute and deliver to Buyer an employment and noncompete agreement, in the form of Exhibit 2.3.2 (the "White Employment Agreement");

            2.3.4 Lee will deliver to Buyer his resignation as a director, officer and/or employee of the Company;

            2.3.5 Lee will execute and deliver to Buyer a noncompete agreement, in the form of Exhibit 2.3.5 (the "Lee Noncompete Agreement"); and

            2.3.6 each Seller will deliver, or caused to be delivered, such other documents and certificates as required by Section 5.3.

      2.4 BUYER'S DOCUMENTS AND PAYMENTS. At the Closing:

            2.4.1 Parent or Buyer will pay to the Sellers $18,500,000 plus or minus, as applicable, the Estimated Working Capital Adjustment and minus the sum of (i) the Aggregate Option Consideration and (ii) the Transaction Expenses, as requested to be paid at Closing by the Sellers Representative, in the amounts with respect to each Seller indicated opposite each Seller's name on Schedule 2.4.1; provided, that, Buyer shall withhold from such payments to the Sellers certain amounts for the Working Capital Escrow in accordance with Section 2.4.3 and withhold from such payments to the Sellers certain amounts for the Representations and Warranties Escrow in accordance with Section 2.4.4;

            2.4.2 Buyer will deliver to the Company the Aggregate Option Consideration, which amount will be used by the Company to (i) satisfy its payment obligation on the Closing Date to each Optionholder who has executed and delivered a Cashout Agreement on or before the Closing Date, and (ii) satisfy its payment obligations with respect to those Optionholders who execute and deliver Cashout Agreements subsequent to the Closing Date pursuant to Section 2.5, in each case net of any applicable withholding obligation and in the amount indicated on Schedule A-2; provided, that, Buyer shall withhold from such payments to the Optionholders certain amounts for the Working Capital Escrow in accordance with Section 2.4.3 and withhold from such payments to the Option Escrow Participants certain amounts for the Representations and Warranties Escrow in accordance with Section 2.4.4;

            2.4.3 to provide funds for any decrease in the Purchase Price resulting from the determination of the Working Capital Position as of the Effective Time, Buyer will withhold the Working Capital Escrow from the payments to be made to the Sellers under Section 2.4.1, in the amounts listed on Schedule 2.4.1, and to the Optionholders, in the amounts listed on Schedule A-2, and deposit the Working Capital Escrow with Escrow Agent to hold and disburse pursuant to Section 2.7 and the Escrow Agreement;

            2.4.4 to provide funds for the satisfaction of the payment obligations under Section 6.2, Buyer will withhold the Representations and Warranties Escrow from the payments to be made to the Sellers under Section 2.4.1, in the amounts listed on Schedule 2.4.4, and to the Option Escrow Participants pursuant to their Cashout Agreements, in the amounts listed on Schedule A-2, and deposit the Representations and Warranties Escrow with the Escrow Agent to hold and disburse pursuant to Section 6 and the Escrow Agreement;

            2.4.5 Parent and Buyer will pay or caused to be satisfied, on behalf of the Company and the Sellers, (a) the Transaction Expenses as requested by the Sellers Representative, and (b) the Outstanding Debt;

            2.4.6 Buyer will deliver to White the White Employment Agreement, executed on behalf of the Company;

            2.4.7 Buyer will deliver to Lee the Lee Noncompete Agreement executed on behalf of the Company;

            2.4.8 Buyer will deliver the Retention Agreements, executed on behalf of the Company; and

            2.4.9 Parent and Buyer will deliver, or caused to be delivered, such other documents and certificates as required by Section 5.4.

      2.5 PAYMENT OF AGGREGATE OPTION CONSIDERATION AFTER THE CLOSING DATE. Within five (5) Business Days after the earlier of the date upon which all of the Optionholders shall have executed and delivered a Cashout Agreement to the Company or January 10, 2005, the Company shall pay to each Optionholder who has executed and delivered a Cashout Agreement after the Closing Date the amount indicated on Schedule A-2, net of any applicable withholding obligation. Thereafter until December 31, 2005, as and when additional Optionholders enter into and deliver Cashout Agreements to the Company, the Company shall pay to such Optionholders the amounts indicated on Schedule A-2, net of any applicable withholding obligation; provided that the Company for convenience may elect to make such payments once each calendar month.

      2.6 ADJUSTMENTS. The Purchase Price shall be:

            2.6.1 decreased on a dollar for dollar basis by the amount by which the Working Capital Position as of the Effective Time is less than $105,000 and increased on a dollar for dollar basis by the amount by which the Working Capital Position as of the Effective Time is more than $105,000 (as determined under Section 2.7, the "Working Capital Adjustment"); and

            2.6.2 subject to decreases as provided in Section 6.2 (the "Representations and Warranties Adjustment").

      2.7 DETERMINATION OF WORKING CAPITAL ADJUSTMENT.

            2.7.1 The Sellers Representative shall estimate in good faith the Working Capital Position as of the Effective Time and deliver such estimate (together with an unaudited balance sheet of the Company as of the Effective Time prepared in accordance with GAAP applied in a manner consistent with the preparation of the Company's historical financial statements) to Parent and Buyer no later than two (2) Business Days before the Closing Date. Any excess above or shortfall below $105,000 reflected by the Company's estimate of the Working Capital Position as of the Effective Time shall be added to or deducted from, as the case may be, the portion of the Purchase Price to be paid at the Closing. Any such adjustment is referred to herein as the "Estimated Working Capital Adjustment."

            2.7.2 Promptly after the Closing, the Company shall, at Parent's and Buyer's expense (i) review the books of account of the Company as of the Closing Date, and (ii) prepare an unaudited balance sheet of the Company as of the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP applied in a manner consistent with the preparation of the Company's historical financial statements. The parties acknowledge that the sole purpose of the determination of the Company's Working

Capital Position as of the Effective Time is to adjust the Purchase Price so as to reflect the difference, if any, between the actual Working Capital Position of the Company as of the Effective Time and $105,000. Within 45 days after the Closing Date, Parent and Buyer will submit to the Sellers Representative the proposed Closing Date Balance Sheet, together with a statement of any Working Capital Adjustment pursuant to Section 2.6.1 resulting from the determination of the Working Capital Position as of the Effective Time. If the Parent or Buyer fails to deliver to Sellers Representative the proposed Closing Date Balance Sheet together with a statement of any Working Capital Adjustment pursuant to
Section 2.6.1 resulting from the determination of the Working Capital Position as of the Effective Time within the specified 45-day period, the Seller Representative may elect to treat the Estimated Working Capital Adjustment as the Final Working Capital Adjustment or proceed to perform its own review of the books of account to determine the Closing Date Balance Sheet and the actual Working Capital Position of the Company as of the Effective Time.

            2.7.3 Upon receipt of the proposed Closing Date Balance Sheet and the statement of any Working Capital Adjustment pursuant to Section 2.6.1 resulting from the determination of the Working Capital Position as of the Effective Time, Sellers Representative and her accountants shall be permitted during the succeeding 45-day period to examine the accounting records and work papers prepared by the Company in connection with the preparation of the proposed Closing Date Balance Sheet. If Sellers Representative agrees to the proposed Closing Date Balance Sheet and the statement of any Working Capital Adjustment pursuant to Section 2.6.1 resulting from the determination of the Working Capital Position at the Effective Time, it shall become the final Working Capital Adjustment (the "Final Working Capital Adjustment"). If Sellers Representative does not agree to the proposed Closing Date Balance Sheet and the statement of any Working Capital Adjustment pursuant to Section 2.6.1 resulting from the determination of the Working Capital Position as of the Effective Time, Sellers Representative shall within the specified 45-day period prepare and deliver to Parent and Buyer a list of the disputed adjustments (the "Disputed Adjustments"). The Company shall also provide any other records, work papers and information reasonably requested by Sellers Representative to determine the Disputed Adjustments. Parent, Buyer and Sellers Representative shall use their Best Efforts to resolve the Disputed Adjustments. If the Parent, Buyer and Sellers Representative reach an agreement on the Disputed Adjustments and the positive or negative amount by which the Working Capital Position as of the Effective Time differed from $105,000, such agreed upon difference shall become the Final Working Capital Adjustment. If Sellers Representative fails to deliver to Parent or Buyer written notification regarding any Disputed Adjustments within the specified 45-day period, the proposed Closing Date Balance Sheet and the statement of any Working Capital Adjustment pursuant to Section 2.6.1 resulting from the determination of the Working Capital Position as of the Effective Time, as prepared by the Company shall become the Final Working Capital Adjustment.

            2.7.4 If Parent, Buyer and Sellers Representative are unable to reach an agreement on the Disputed Adjustments, the Disputed Adjustments shall be resolved by a nationally recognized firm of certified public accountants, which has not performed services for either Buyer, Parent, the Company or any Seller, and which is mutually acceptable to Buyer and Sellers Representative (the "Accounting Referee"). The Parties shall use their Best Efforts to cause the Accounting Referee to review promptly the Disputed Adjustments and determine the final amount of each of the Disputed Adjustments. In making such determination, the

Accounting Referee shall consider only the items or amounts in dispute (and any other items or amounts relating thereto), and the determination of each Disputed Adjustment's amount, as so computed, shall not, in any event, be less than zero or greater than the amount of the Disputed Adjustments. Such determination shall be made within 45 days after the date on which the Accounting Referee receives notice of the Disputed Adjustments. The difference between the Company's Working Capital Position as of the Effective Time, taking into account the Accounting Referee's resolutions of the Disputed Adjustments, and $105,000 shall become the Final Working Capital Adjustment. All fees and expenses relating to the services to be performed by the Accounting Referee shall be borne pro rata by Sellers and the other participants in the Working Capital Escrow on the one hand based on their relative contributions to such escrow (and paid from such escrow before disbursement pursuant to Section 2.7.5) and Buyer on the other hand in proportion to the allocation of the dollar amount of the Disputed Adjustments between Sellers and the other participants in the Working Capital Escrow and Buyer made by the Accounting Referee, such that the prevailing Party (or Parties) pay a lesser proportion of such fees and expenses. The Final Working Capital Adjustment shall be deemed to be and shall be conclusive and binding on the Parties for purposes of determining any adjustment of the Purchase Price pursuant to Section 2.6.1.

            2.7.5 Within five (5) Business Days after the determination of the Final Working Capital Adjustment:

            (a) if the Final Working Capital Adjustment is equal to the Estimated Working Capital Adjustment, Escrow Agent shall remit to the Sellers and the Optionholders their respective Pro Rata Portions of the Working Capital Escrow;

            (b) if the Estimated Working Capital Adjustment increased the Purchase Price and the Final Working Capital Adjustment is less than the Estimated Working Capital Adjustment and such difference (i) does not exceed the Working Capital Escrow, Escrow Agent shall pay (A) to Buyer an amount equal to the difference between the Final Working Capital Adjustment and the Estimated Working Capital Adjustment, and (B) to the Sellers and the Optionholders their respective Pro Rata Portions of the balance of the Working Capital Escrow or
(ii) does exceed the Working Capital Escrow, Escrow Agent shall pay (A) to Buyer an amount equal to the entire Working Capital Escrow and (B) the Sellers shall pay to Buyer their respective Pro Rata Portions of the amount by which such difference is greater than the Working Capital Escrow;

            (c) if the Estimated Working Capital Adjustment decreased the Purchase Price and the Final Working Capital Adjustment is greater than the Estimated Working Capital Adjustment (i.e. it further reduces the Purchase Price) and such difference (i) does not exceed the Working Capital Escrow, Escrow Agent shall pay (A) to Buyer an amount equal to the difference between the Final Working Capital Adjustment and the Estimated Working Capital Adjustment and (B) to the Sellers and Optionholders their respective Pro Rata Portions of the balance of the Working Capital Escrow or (ii) does exceed the Working Capital Escrow, Escrow Agent shall pay (A) to Buyer an amount equal to the entire Working Capital Escrow and (B) the Sellers shall pay to Buyer their respective Pro Rata Portions of the amount by which such difference is greater than the Working Capital Escrow;

            (d) if the Estimated Working Capital Adjustment increased the Purchase Price and the Final Working Capital Adjustment is greater than the Estimated Working Capital Adjustment (i.e. it further increases the Purchase Price) (i) Buyer shall pay to the Sellers and Optionholders their respective Pro Rata Portions of the amount by which the Final Working Capital Adjustment is greater than the Estimated Working Capital Adjustment and (ii) Escrow Agent shall pay to the Sellers their respective Pro Rata Portions of the Working Capital Escrow and deliver to the Company for payment to the Optionholders their respective Pro Rata Portions of the Working Capital Escrow; or

            (e) if the Estimated Working Capital Adjustment decreased the Purchase Price and the Final Working Capital Adjustment is less than the Estimated Working Capital Adjustment (i.e. the reduction in the Purchase Price is not as great as estimated) (i) Buyer shall pay to the Sellers and Optionholders their respective Pro Rata Portions of the amount by which the Final Working Capital Adjustment is less than the Estimated Working Capital Adjustment and (ii) Escrow Agent shall pay the Sellers their respective Pro Rata Portions of the Working Capital Escrow and deliver to the Company for payment to the Optionholders their respective Pro Rata Portions of the Working Capital Escrow.

      2.8 FUTURE PAYMENTS. In addition to the payments made at the Closing, Parent and Buyer agree, jointly and severally, to make Earnout Payments to Sellers and the Optionholders as follows:

            2.8.1 If the State Department Condition is satisfied, within five
(5) Business Days after the satisfaction of the State Department Condition, (i) in the case of a contract directly with the State Department, the Parent or the Buyer shall pay to each Seller and deliver to the Company for payment to each Optionholder their respective Pro Rata Portions of a $2,000,000 Earnout Payment (net of any Taxes required to be withheld or payable by the Company with respect to such Earnout Payment), and (ii) if the State Department Contract is awarded as a Section 8(a) contract and the Company is awarded a subcontract to perform State Department Work, the Parent or the Buyer shall pay to each Seller and deliver to the Company for payment to each Optionholder their respective Pro Rata Portions of an Earnout Payment equal to the product of $2,000,000 and the Company's Sharing Percentage (net of Taxes required to be withheld or payable by the Company with respect to such Earnout Payment). "Company's Sharing Percentage" shall mean the product of: (x) the percentage of the direct labor on a "fully loaded basis" that the Company's work on such subcontract represents of the total direct labor for the State Department Contract, and (y) the ratio of:
(A) the excess (if any) of the Company's Gross Profit Margin on such subcontract above eighteen percent (18%); to (B) twelve percent (12%). "Fully loaded basis" as used in the preceding sentence means direct labor costs and any indirect costs. In no event shall Company's Sharing Percentage be greater than one hundred percent (100%) or less than zero percent (0%).

            2.8.2 If the Company has a Gross Profit greater than $12,000,000 for its fiscal year ending December 31, 2005 ("Fiscal 2005"), no later than March 31, 2006, the Parent or the Buyer will pay to each Seller and deliver to the Company for payment to each Optionholder their respective Pro Rata Portions of an Earnout Payment equal to 7% of the amount by which Fiscal 2005 Gross Profit exceeds $12,000,000.

            2.8.3 If the Company has Gross Profit greater than $14,000,000 for its fiscal year ending December 31, 2006 ("Fiscal 2006"), no later than March 31, 2007, Parent or the Buyer will pay to each Seller and deliver to the Company for payment to each Optionholder their respective Pro Rata Portions of an Earnout Payment equal to 7% of the amount by which Fiscal 2006 Gross Profit exceeds $14,000,000.

            2.8.4 Buyer shall determine the amounts of any Earnout Payments in accordance with GAAP applied in a manner consistent with the preparation of the Parent's historical financial statements and as otherwise provided herein. At Buyer's sole discretion, Buyer may elect to have any such amounts determined by an independent auditor of its own selection and at its own expense.

            2.8.5 During the calculation of the Earnout Payments and for the purposes thereof, and the period of any review or dispute within the contemplation of this Section 2.8, Buyer and the Company shall provide Sellers Representative or her advisors with reasonable access to the books, records and work papers which formed the basis for, or were otherwise used or referenced in the calculation of, the Earnout Payments.

            2.8.6 Buyer shall deliver a copy of the calculation of any Earnout Payments to Sellers Representative promptly after it has been prepared. After receipt of such calculation, together with the work papers used in the preparation thereof, Sellers Representative shall have fifteen (15) Business Days to review the calculation of such Earnout Payments, together with the work papers used in the preparation thereof. Unless Sellers Representative delivers notice to Buyer on or prior to the fifteenth (15th) Business Day after receipt of such Earnout Payments stating Sellers Representative's objections, including a calculation of the amount in dispute, Sellers Representative shall be deemed to have accepted and agreed to such Earnout Payment for all purposes hereof. Any amounts not in dispute or deemed accepted in accordance with the previous sentence shall be promptly paid in accordance with 2.8.1, 2.8.2 and 2.8.3. If Sellers Representative notifies Buyer of any objections, including a calculation of the amount in dispute, Buyer and Sellers Representative shall, within thirty
(30) days (or such longer period as they may agree) following such notice (the "Resolution Period"), attempt to resolve their differences and any written resolution by them as to any disputed amounts shall be final, binding and conclusive. The Parent or the Buyer shall cause the Company to pay promptly the amount of the Earnout Payments as calculated under Section 2.8.4.

            2.8.7 Any amounts remaining in dispute at the conclusion of the Resolution Period ("Unresolved Changes") shall be resolved by arbitration conducted in accordance with Section 7.4.2. Any Unresolved Changes shall be submitted to the Board of Arbitration within five (5) Business Days after the expiration of the Resolution Period. The Board of Arbitration shall act as an arbitrator to determine, based on the provisions of this Section 2.8.7, only the Unresolved Changes. The Parties shall exercise all reasonable efforts, including full cooperation with the Board of Arbitration, to obtain the determination of the Unresolved Changes within forty-five (45) days after the submission of the Unresolved Changes. Such determination of the Unresolved Changes shall be set forth by the Board of Arbitration in a written statement delivered to the Sellers Representative and Buyer, shall be final, binding and conclusive upon the parties, and shall be enforceable in any court of competent jurisdiction.

      2.9 POST-CLOSING OPERATION OF THE COMPANY

            2.9.1 Parent and Buyer agree that, during the period from the Closing Date to and including December 31, 2006 (the "Earnout Period"), Parent and Buyer will maintain the Company as a direct or indirect separate wholly owned Subsidiary of Buyer and exercise good faith and fair dealing in their transactions with the Company, including in respect of the Company's efforts, as the case may be, to satisfy the State Department Condition, and the conditions precedent to the obligations of Parent and Buyer to make the Earnout Payments hereunder. Parent and Buyer will maintain the necessary accounting system and records for determining Gross Profit during the Earnout Period. For each month during the Earnout Period, Parent and Buyer will deliver to the Sellers Representative a calculation of Gross Profit for the month then ended. Parent, Buyer, Company and Sellers Representative acknowledge that they intend to realize efficiencies and savings by modifying certain administrative functions of the Company or combining such functions with similar functions of Buyer or Parent, to the extent that any such modification or combination can be accomplished without having a negative effect on the Gross Profit of the Company during the Earnout Period (the "Administrative Reorganization"). If any work in the Company's backlog on the Closing Date is performed by Parent or the Buyer or one of their affiliates during the Earnout Period, Gross Profit shall be calculated as if such work had been performed by the Company. As new business opportunities arise with a customer of the Company (whether past or current), if either Parent or the Buyer or one of their affiliates performs such work, Gross Profit shall be calculated as if such work had been performed by the Company. Subject to the foregoing provisions of this Section 2.9.1, Parent and Buyer shall, during such period:

                  2.9.1.1 use Best Efforts to preserve intact the Company's current business organization and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company;

                  2.9.1.2 except as may be otherwise agreed upon by Sellers Representative, operate the Company in the Ordinary Course of Business;

                  2.9.1.3 not (a) terminate White from employment without Cause or (b) take any action that permits White to terminate her employment with Good Reason; and

                  2.9.1.4 while White is a senior executive with the Company, use Best Efforts to cause White to have direct involvement in all material decisions made at the Company which may affect the Earnout Payments

Subject to the foregoing, after the Closing Date, Parent and Buyer will operate the Company in their sole discretion, as long as such operation is not reasonably likely to adversely affect the Earnout Payments.

            2.9.2 Parent and Buyer agree and acknowledge that the Earnout Payments will be calculated in accordance with the methodology and procedures (including the dispute resolution procedures) set forth in this Section 2. If there is a Change of Control of the Parent,

Buyer or the Company, the Parent shall cause the successor or assign to expressly assume the Parent's obligations under this Agreement.

            2.9.3 Parent and Buyer will use, and cause the Company to use, Best Efforts to comply with all security requirements of Governmental Bodies that are customers of Parent, Buyer or the Company. Parent and Buyer will provide the U.S. federal government with a fully executed Standard Form 328 entitled "Certificate Pertaining to Foreign Interests" and its accompanying remarks and attachments disclosing Parent's and Buyer's foreign ownership issues. If, after review of such documents, the federal government requests that Parent or Buyer restrict any of their directors, officers, executive personnel, general partners or senior management from access to classified information or documents, each of Parent and Buyer will use Best Efforts to obtain promptly approval of its board of directors to that effect, obtain statements of understanding with regard to restricted access from the designated individuals and implement policies and procedures to comply with such restrictions.

            2.9.4 The Company shall use its Best Efforts, and neither Parent nor Buyer shall interfere with the Company's use of its Best Efforts, to procure the award of the extension or Renewal of the State Department Contract. The Company's Best Efforts shall include the submission by the Company of a proposal for the State Department Work that includes terms and conditions that are comparable to the terms and conditions of the current State Department Work. If the State Department Contract is bid as a Section 8(a) contract, the Company shall use its Best Efforts, and neither Parent nor Buyer shall interfere with the Company's use of its Best Efforts, to enter into a teaming agreement with an eligible 8(a) company and to negotiate a subcontract arrangement. In connection with the State Department Work, the Company shall use its Best Efforts, and neither Parent nor Buyer shall interfere with the Company's use of its Best Efforts, to secure the award of any contracts related thereto. Parent and Buyer shall consult with the Sellers Representative on a regular basis regarding the performance of the current State Department Work and the status of the extension or Renewal or such State Department Work.

            2.9.5 Each Senior Manager that agrees to enter into a retention agreement on or after the Closing Date, in the form of Exhibit 2.9.5 (collectively, the "Retention Agreements"), will deliver such Retention Agreement to the Company. Parent and Buyer will cause the Company to satisfy and discharge in full the Company's payment obligations under the Retention Agreements, including all employer withholding obligations.

            2.9.6 During the Earnout Period, when reasonably requested by the Maryland Department of Economic Development ("MDEC"), the Company will provide such annual reports regarding employment, capital investment, and other company information to the MDEC.

      2.10 APPOINTMENT OF SELLERS REPRESENTATIVE BY SELLERS. Upon execution of this Agreement, each Seller appoints, White as his, her or its agent and attorney-in-fact, with full power and authority (including power of substitution), except as otherwise expressly provided in this Agreement, in the name of and for and on behalf such Seller, or in such person's own name as the Sellers Representative, to take all actions required or permitted under this Agreement (including giving and receiving all accountings, reports, notices and consents, and negotiating, entering into settlements and compromises of, and demanding arbitration and complying with orders of courts and awards of arbitrators with respect to claims under this Agreement). The authority conferred under this Section 2.10 shall be an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by the Sellers, or any of them, or by operation of law, whether by the death or incapacity of any Seller, the termination of any trust or estate or the occurrence of any other event. If White dies or becomes legally incapacitated and unable to serve as the Sellers Representative, the successor Sellers Representative shall be designated in writing by White's estate or legal representative. If any individual Seller should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the Sellers Representative pursuant to this Section 2.10 shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the Sellers Representative shall have received notice of such death, incapacity, termination or other event. Any notice given to the Sellers Representative pursuant to
Section 7.3 shall constitute effective notice to the Sellers. Any other party to this Agreement or any other Person may rely on any notice, consent, election or other communication received from the Sellers Representative as if such notice, consent, election or other communication had been received from all Sellers. The Sellers Representative will not be liable to any Seller for any act done or omitted hereunder as Sellers Representative while acting in good faith and in the exercise of reasonable judgment. The other Sellers will severally indemnify and hold harmless the Sellers Representative, against any and all loss, liability or expense incurred without negligence or bad faith on the part of the Sellers Representative and arising out of or in connection with the acceptance or administration of the Sellers Representative's duties hereunder.

      2.11 APPOINTMENT OF SELLERS REPRESENTATIVE BY OPTION ESCROW PARTICIPANTS. By execution and delivery of her or his Cashout Agreement, each Option Escrow Participant has appointed White as her or his agent and attorney-in-fact, and expressly authorized Sellers Representative to execute and deliver this Agreement on behalf of such Option Escrow Participant.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND EACH SELLER AND EACH OPTION ESCROW PARTICIPANT

      Except as disclosed in the Disclosure Schedules and except with regard to the individual Seller representations made in each of Sections 3.2.1, 3.2.2, 3.2.3, 3.15.1 and 3.15.2, which are only being made severally, in each case, as to and by such Seller, the Company, each Seller and each Option Escrow Participant jointly and severally represent and warrant to Buyer as follows:

      3.1 ORGANIZATION AND GOOD STANDING.

            3.1.1 Disclosure Schedule 3.1 sets forth the Company's name and the jurisdictions in which the Company is authorized to do business. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, with full corporate power and authority to conduct its business as it is currently being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under all of the Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of property owned or used by it, or the activities conducted by it requires such qualification, except in any such jurisdiction where the failure to be so qualified and in good standing would not result in a Material Adverse Effect.

            3.1.2 The Company has delivered to Buyer copies of the Organizational Documents of the Company as are currently in effect.

      3.2 AUTHORITY; NO CONFLICT.

            3.2.1 This Agreement constitutes the legal, valid and binding obligation of the Company and such Seller, fully enforceable against the Company and such Seller in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or other laws effecting creditors' rights generally. The Company and such Seller have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Closing Documents to which she, he or it is a party and to perform their obligations under this Agreement and such Closing Documents; and upon the execution and delivery of the Closing Documents to which the Company or such Seller is a party, such Closing Documents will constitute the legal, valid, and binding obligations of the Company and such Seller enforceable against the Company and such Seller in accordance with the terms the terms of such Closing Documents.

            3.2.2 Except as set forth in Disclosure Schedule 3.2.2, neither the execution and delivery of this Agreement by the Company or such Seller, nor the consummation or performance of any of the Contemplated Transactions by the Company or such Seller will, directly or indirectly (with or without notice or lapse of time):

                  3.2.2.1 contravene, conflict with or result in a breach or violation of (a) any provision of the Organizational Documents of the Company;
(b) any agreement, document or instrument to which the Company or such Seller is a party or by which it is bound; or (c) any resolution adopted by the Company's board of directors (the "Company Board") or such Seller as a Company stockholder;

                  3.2.2.2 give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or the right to exercise any remedy or obtain any relief under any Legal Requirement or under any Order (a) to which the Company, or any of the material assets owned or used by the Company, may be subject; or (b) relating to the Company to which such Seller may be subject;

                  3.2.2.3 contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or Seller that relates to the business of, or any of the assets owned or used by, the Company;

                  3.2.2.4 except where it would not have a Material Adverse Effect, (a) contravene, conflict with or result in a violation or breach of any provision of any Applicable Contract; (b) give any Person the right to declare a default or exercise any remedy under any Applicable Contract; (c) give any Person the right to accelerate the maturity or performance of any Applicable Contract; or (d) give any Person the right to cancel, terminate or modify, any provision of Applicable Contract; or

                  3.2.2.5 result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

            3.2.3 Except as set forth in Disclosure Schedule 3.2.3, neither such Seller nor the Company is or will be required to give any notice to or obtain any Consent from any other Person (except Sellers, in the case of the Company) in connection with their execution and delivery of this Agreement or their consummation or performance of any of the Contemplated Transactions.

      3.3 CAPITALIZATION. The authorized equity securities of the Company consist of 16,666,666.7 shares of common stock, $0.01 par value per share (the "Common Stock"), of which 10,000,000 shares are designated as "Class A" Common Stock and 6,666,666.7 shares are designated as "Class B" Common Stock. As of the date hereof, 5,570,440.7 shares of "Class A" Common Stock are issued and outstanding and 2,185,714.3 shares of "Class B" Common Stock are issued and outstanding, and constitute the Shares. Such Seller is and will be on the Closing Date the record and beneficial owner and holder of the number of Shares set opposite his name on Disclosure Schedule 3.3(a), free and clear of all Encumbrances except such Seller's obligations hereunder. With the exception of the Shares and the options to acquire shares of the Company's Common Stock listed on Disclosure Schedule 3.3(b) (the "Company Options"), all of the outstanding equity securities and other securities of the Company are owned of record and beneficially by the Company, free and clear of all Encumbrances. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except for this Agreement and the Cashout Agreements in the form of Exhibit 3.3 (the "Cashout Agreements"), there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company. On the Closing Date, the Company's 1998 Omnibus Stock Plan shall have been terminated and all of the Company Options issued thereunder shall have been exercised, expired or terminated. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company neither owns, nor has any Contract to acquire, any equity securities or other securities of any Person. The Company has no direct or indirect equity or other ownership interest in any Person.

      3.4 FINANCIAL STATEMENTS. The Company has caused to be delivered to Buyer the following: (i) an audited balance sheet of the Company, dated as of December 31, 2003 (the "Balance Sheet"), and the related audited statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the notes and the report thereon of Rubino & McGeehin, the Company's independent certified public accountants (together with the Balance Sheet, the "Financial Statements"); and (ii) an unaudited balance sheet and related statements of income, changes in stockholders' equity and cash flow dated September 30, 2004 (the "Interim Statements"). The Financial Statements and the Interim Statements fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as of the date of and for the periods referenced in such Financial Statements, all in accordance with GAAP and reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to such

Financial Statements or as otherwise may be reflected in Disclosure Schedule 3.4, subject, in the case of the Interim Financial Statements to customary recurring year end adjustments and the absence of footnotes. Except as reflected in Disclosure Schedule 3.4, no financial statements of any Person other than the Company are required by GAAP applied in a manner consistent with the preparation of the Company's historical financial statements to be included in the Financial Statements.

      3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The Company's minute books contain accurate and complete records of all meetings held of, and corporate action taken by, Company stockholders, the Company Board, and committees of the Company Board, and no meeting of any Company stockholders, Company Board or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the Company's possession.

      3.6 TITLE TO PROPERTIES; ENCUMBRANCES. Disclosure Schedule 3.6 contains a complete and accurate list of all real property, leaseholds or other interests in real estate owned by the Company. The Company has delivered or made available to Buyer copies of the deeds, leases and other instruments by which the Company has acquired any interests in such real property, and copies of all title insurance policies, opinions, abstracts, surveys, insurance policies and other documents in the possession of such Seller or the Company relating to such property or interests. The Company owns with good and marketable title all the properties and assets that it purports to own and all such properties and assets are free and clear of all Encumbrances except for (a) security interests shown on the Financial Statements as securing specified liabilities or obligations, with respect to which no default (or other event that, with notice or lapse of time or both, would constitute a default) exists, (b) security interests incurred in connection with the purchase of property or assets after December 31, 2003 (such security interests being limited to the property or assets so acquired), with respect to which no default (or other event that, with notice or lapse of time or both, would constitute a default) exists, and (c) other Permitted Encumbrances. All buildings, plants and structures owned or used by the Company lie wholly within the boundaries of the real property owned or leased by the Company, and do not encroach on the property of, or otherwise conflict with the property rights of any other Person.

      3.7 CONDITION AND SUFFICIENCY OF ASSETS. To the Knowledge of the Company, all property, buildings, equipment, supplies, plants and structures owned or used by the Company are in good operating condition and repair, and are adequate for the purposes for which they are being used, and none of such property, buildings, equipment, supplies, plants or structures is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Company's equipment is sufficient to conduct the Company's businesses after the Closing in substantially the same manner as currently conducted.

      3.8 ACCOUNTS RECEIVABLE. All billed and unbilled accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represented or represent valid obligations arising from sales actually made or services actually performed in the Ordinary

Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are, or will be as of the Closing Date, current and, to the Company's and such Seller's Knowledge, collectible net of the respective reserves shown on the Balance Sheet or on the Company's accounting records as of the Closing Date and such reserves are adequate and calculated consistent with past practice. As of the Closing Date the number calculated by dividing the Accounts Receivable by 365 (the "Days Sales Outstanding") shall not have increased by more than fifty percent (50%) since September 30, 2004. There is no contest, claim or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Account Receivable. Disclosure Schedule 3.8 contains a complete and accurate list of all Accounts Receivable as of September 30, 2004, which list sets forth the aging of such Accounts Receivable.

      3.9 NO UNDISCLOSED LIABILITIES. Except as set forth in Disclosure Schedule 3.9, the Company has no liabilities or obligations of any nature, including the obligation to pay commissions to any Person (whether known or unknown and whether absolute, accrued, contingent or otherwise) required by GAAP applied in a manner consistent with the preparation of the Company's historical financial statements to be disclosed on the Balance Sheet, except for (a) liabilities or obligations reserved against on the Balance Sheet, (b) liabilities incurred in the Ordinary Course of Business since September 30, 2004, (c) liabilities or obligations to perform after the date hereof under any contracts as set forth on
Schedule 3.17.1 or other contracts incurred in the Ordinary Course of Business not required to be disclosed therein and (d) such other liabilities that will not in the aggregate have a Material Adverse Effect.

      3.10 TAXES.

            3.10.1 The Company has filed or caused to be filed, on a timely basis, all Tax Returns that are or were required to have been filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements ("Required Tax Returns") other than Tax Returns the filing of which would have no Material Adverse Effect, separately or in the aggregate, to the Company. Disclosure Schedule 3.10 contains a complete and accurate list of, all such Tax Returns relating to income or franchise Taxes filed since December 31, 1999, copies of which the Company has delivered or made available to Buyer. The Company has paid, or made provision for the payment of, all material Taxes required to have been paid by it pursuant to all Required Tax Returns or otherwise, or pursuant to any assessment received by such Seller or the Company, except such Taxes, if any, as are listed in Disclosure Schedule 3.10 and are being contested in good faith.

            3.10.2 Disclosure Schedule 3.10 contains a complete and accurate list of all audits of the Required Tax Returns filed by the Company since December 31, 1999, of which the Company has received notice, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or, as described in Disclosure Schedule 3.10, are being contested in good faith by appropriate proceedings. Disclosure Schedule 3.10 describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations, including the Company, for all taxable years ending after December 31, 1999, and the resulting deficiencies proposed by the IRS. Except as described in Disclosure Schedule 3.10, neither Seller nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

            3.10.3 The Company has not received written notice (or to the Knowledge of the Company, any other notice) of any proposed and currently pending assessment against the Company of Tax that is required to have been paid by the Company except as disclosed in the Financial Statements or in Disclosure
Schedule 3.10. All Taxes that the Company is required by Legal Requirements to have withheld and collected have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Body or other Person.

            3.10.4 All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

            3.10.5 Except as set forth in Disclosure Schedule 3.10.5, to the Knowledge of the Company, neither the execution and delivery of this Agreement by the Company or such Seller, nor the consummation or performance of any of the Contemplated Transactions by the Company or such Seller will, directly or indirectly (with or without notice or lapse of time), cause the Company to become subject to or liable for the payment of any Tax which is allocable to a taxable period or portion thereof ending on or before the Closing Date (under the principles of Section 6.12.2) or require the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body.

      3.11 NO MATERIAL ADVERSE EFFECT. Since December 31, 2003, there has not been any Material Adverse Effect, and no event has occurred or circumstance exists that would reasonably be expected to result in a Material Adverse Effect.

      3.12 EMPLOYEE BENEFITS.

            3.12.1 CONTROLLED GROUP. The Company is not currently nor has ever been a member of: (a) a controlled group of corporations as defined in IRC
Section 414(b); (b) a group of trades or businesses under common control as defined in IRC Section 414(c); (c) an affiliated service group as defined in IRC
Section 414(m); (d) a group of businesses referred to in IRC Section 414(o); or
(e) a group of trades or businesses under common control as defined in ERISA
Section 4001(b).

            3.12.2 COMPANY EMPLOYEE BENEFIT PLANS AND DOCUMENTS. Except as disclosed in Disclosure Schedule 3.12.2, the Company does not maintain, sponsor, participate in or contribute to, any Employee Benefit Plan, nor does the Company have a current or potential obligation or liability, fixed or contingent, arising under or pursuant to any Employee Benefit Plan which it formerly maintained, sponsored, participated in or contributed to, nor is the Company a party to any collective bargaining or union contract. The Company has made available to Buyer true and correct copies of all current documents relating to the Employee Benefit Plans listed in Disclosure Schedule 3.12.2, including: (a) plan documents; (b) trust documents; (c) plan and trust amendments; (d) summary plan descriptions, amendments thereto, and all other communication material provided to employees; (e) summaries of material modifications; (f) insurance or annuity contracts; (g) collective bargaining agreements or contracts and all amendments thereto, if any; (h) the most recent financial statements; (i) with regard to self-funded Welfare Plans, if any, experience data for the prior three plan years as well as documentation and calculations demonstrating the value of accrued obligations under such plans as of the date of this Agreement; (j) the three most recent annual reports; (k) agreements with respect to leased or temporary employees; (l) any opinion or advisory letters issued by the IRS to the sponsor of any volume submitter or M & P plan adopted by the Company; and (m) the most recent IRS determination letters.

            3.12.3 REPRESENTATIONS. Except as specifically set forth in Disclosure Schedule 3.12.3:

                  3.12.3.1 Qualification: all Pension Plans required to be listed in Disclosure Schedule 3.12.3, and the related trusts, if any, now meet, and since their inception have met, the requirements for qualification under IRC
Section 401(a) and are currently, and since their inception have been, exempt from taxation under IRC Section 501(a), and nothing has occurred which could cause the loss of qualification under IRC Section 401(a) or the imposition of any liability penalty or tax with respect to such Pension Plans;

                  3.12.3.2 Determination Letters: effective as of the inception of each Pension Plan, the IRS has issued a favorable determination letter with respect to the qualified status of each such Pension Plan and trust, and has not taken any action to revoke such letter or the Company is entitled to rely on an opinion or advisory letter issued by the IRS to the sponsor of an M & P plan document in accordance with Announcement 2001-77 to the extent provided in Announcement 2001-77;

                  3.12.3.3 Satisfaction of Obligation: the Company has performed all obligations required to be performed by it under the Employee Benefit Plans (including the making of all contributions), is not in default under, or in violation of, and have no knowledge of any such default or violation of any other party to, any and all of the Employee Benefit Plans;

                  3.12.3.4 Compliance With Laws: each Employee Benefit Plan is, by its terms and in the manner in which it has been and will be administered, and has been, since its inception, in compliance with, as applicable to such Plan, ERISA, the IRC, the Age Discrimination in Employment Act, COBRA, the Family Medical Leave Act, the Health Insurance Portability and Accountability Act of 1996, and any other applicable federal, state or local laws, and, if applicable, any foreign laws, and each Employee Benefit Plan has been duly adopted by the Company, and there are no defaults on the part of the Company thereunder;

                  3.12.3.5 No Prohibited Transactions or Fiduciary Breaches: the Company has not engaged in any transaction which would result in liability under IRC Section 4975 or Part 4 of Title I of ERISA and for which no individual or class exemption exists (if a violation would exist except for an exemption, a description of the transaction and the exemption are listed in Disclosure
Schedule 3.12.3);

                  3.12.3.6 No Claims Pending or Threatened: there are not currently any actions, suits or claims pending (other than routine claims for benefits) or, to Seller's and the Company's Knowledge, threatened against, any Employee Benefit Plan, against the assets of any

Employee Benefit Plan, or against the Company for benefits arising under or pursuant to any Employee Benefit Plan;

                  3.12.3.7 No Defined Benefit Plan: the Company does not currently have, participate in or sponsor nor did it previously have, participate in or sponsor a "defined benefit plan" as defined in ERISA Section 3(35);

                  3.12.3.8 Bonding. each "plan official," within the meaning of ERISA Section 412, of each Pension Plan is, and through the Closing Date shall be, bonded to the extent required by IRC Section 412.

                  3.12.3.9 No Multiple Employer Plan: the Company is not currently, nor did it previously, participate in or contribute to any "multiple employer plan" as discussed in IRC Section 413(c);

                  3.12.3.10 No Multiemployer Plan: the Company is not currently, nor did it previously, participate in or contribute to a "multiemployer plan" as defined in ERISA Section 3(37); and

                  3.12.3.11 No Retiree Benefits: except to the extent required by COBRA, no retiree benefits are payable, either currently or in the future, pursuant to any Welfare Plan.

                  3.12.3.12 No Severance Benefits: except as disclosed in Disclosure Schedule 3.12.3, no severance benefits are or will be payable pursuant to any Employee Benefit Plan of the Company, or otherwise, or because of the Contemplated Transactions;

                  3.12.3.13 Reporting and Disclosure: with regard to each Employee Benefit Plan, the Company has complied with all reporting and disclosure requirements of ERISA and the IRC;

                  3.12.3.14 Sufficient Assets: as of the Closing Date: (a) with regard to Employee Benefit Plans that are funded by the general assets of the Company, a sufficient reserve has been established on the books of the Company to pay all accrued benefits of participants and beneficiaries; and (b) with regard to insured Employee Benefit Plans, all insurance premiums to provide benefits under such plans through the date of this Agreement are paid;

                  3.12.3.15 No Further Liabilities: except as provided in Disclosure Schedule 3.12.3, the Company does not have any liability or obligation to any Employee Benefit Plan, Department of Labor, Department of Treasury or similar agency of a foreign government, any other plan or entity, or any employee, participant or beneficiary of any Employee Benefit Plan, arising out of or pursuant to any Employee Benefit Plan;

                  3.12.3.16 Defined Contribution Plans: with respect to each plan that is a defined contribution plan within the meaning of ERISA Section 3(34), the Company has paid all contributions on behalf of prior plan years, and any salary deferrals and employer contributions, including matching contributions, that have accrued for all prior plan years and the current plan year prior to the Closing Date will be paid prior to the Closing Date;

                  3.12.3.17 Termination and Amendment: each Employee Benefit Plan listed in Disclosure Schedule 3.12.3 is terminable, or subject to amendment by the Company, at the Company's discretion, with no liability for benefits incurred after such termination or inconsistent with the terms of any amendment after its effective date.

      3.13 CERTAIN TAX MATTERS. Such Seller is not a "foreign person" or "nonresident alien" within the meaning of such terms under IRC Sections 1445 and 1441, respectively, and the Company is not a "United States real property holding corporation" within the meaning of such term under IRC Section 1445.

      3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

            3.14.1 Except as set forth in Disclosure Schedule 3.14:

                  3.14.1.1 The Company is, and at all times since December 31, 2001 has been, in substantial compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  3.14.1.2 to such Seller's and the Company's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (a) would reasonably be expected to constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any material Legal Requirement; (b) may give rise to any obligation on the part of the Company to undertake or to bear the cost of any material remedial action; or
(c) would reasonably be expected to have a Material Adverse Effect; and

                  3.14.1.3 the Company has not received, at any time since December 31, 2001, any notice or other communication (either written or oral) from any Governmental Body or any other Person regarding (a) any actual, alleged, possible or potential violation of, or failure by, either the Company or such Seller to comply with any Legal Requirement, or (b) any actual, alleged, possible or potential obligation on the part of the Company or such Seller to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature except where such failure, violation or obligation would not have a Material Adverse Effect.

            3.14.2 Disclosure Schedule 3.14 contains a complete and accurate list of each Governmental Authorization that is held by the Company or by any Seller that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Disclosure Schedule 3.14 is valid and in full force and effect. Except as set forth in Disclosure Schedule 3.14 or as would not reasonably be expected to have a Material Adverse Effect:

                  3.14.2.1 the Company and such Seller are, and at all times since December 31, 2001 have been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Disclosure Schedule 3.14;

                  3.14.2.2 to such Seller's and the Company's Knowledge, no event has occurred or circumstance exists that would reasonably be expected to (with or without notice or lapse of time) (a) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Disclosure Schedule 3.14, or (b) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Disclosure Schedule 3.14;

                  3.14.2.3 neither the Company nor such Seller has received, at any time since December 31, 2001, any notice or other communication (either written or oral) from any Governmental Body or any other Person regarding (a) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Disclosure Schedule 3.14, or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization listed or required to be listed in Disclosure Schedule 3.14;

                  3.14.2.4 all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Disclosure Schedule 3.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies; and

                  3.14.2.5 The Governmental Authorizations listed in Disclosure
Schedule 3.14 collectively constitute all of the Governmental Authorizations necessary to permit the Company to (a) lawfully conduct and operate its business as it is currently conducted and operated, and in compliance with any Legal Requirement that is applicable to the Company; and (b) permit the Company to own and use its assets in the manner in which they are currently owned and used.

      3.15 PROCEEDINGS; ORDERS.

            3.15.1 Except as set forth in Disclosure Schedule 3.15, there is no pending Proceeding against the Company or such Seller:

                  3.15.1.1 that has been commenced by any Person that relates to, or may affect the business of, or any assets owned or used by, the Company; or

                  3.15.1.2 that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

      To such Seller's and the Company's Knowledge, (a) no such Proceeding has been Threatened, and (b) no event has occurred or circumstance exists that would be expected to give rise to or serve as a basis for the commencement of any such Proceeding. The Company has made available to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed or required to be listed in Disclosure Schedule 3.15.

            3.15.2 Except as set forth in Disclosure Schedule 3.15:

                  3.15.2.1 there is no Order to which any of the Company or any of the assets owned or used by or in the business of the Company, is subject;

                  3.15.2.2 such Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

                  3.15.2.3 no officer, director, agent or employee of the Company is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

            3.15.3 Except as set forth in Disclosure Schedule 3.15:

                  3.15.3.1 such Seller and the Company is, and at all times since December 31, 2001 has been, in substantial compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by or in the business of the Company, is or has been subject;

                  3.15.3.2 to such Seller's and the Company's Knowledge, no event has occurred or circumstance exists that would reasonably be expected to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by or in the business of the Company, is subject; and

                  3.15.3.3 neither the Company nor such Seller has received, at any time since December 31, 2001, any notice or other communication from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by or in the business of the Company, is or has been subject.

      3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as provided herein or as set forth in Disclosure Schedule 3.16, since December 31, 2003, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

            3.16.1 change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by the Company of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of capital stock;

            3.16.2 amendment to the Organizational Documents of the Company;

            3.16.3 payment or increase by the Company of any bonuses, salaries or other compensation to any Seller, stockholder, director, officer, or employee, or entry into any employment, severance, or similar Contract with any Seller, director, officer or employee;

            3.16.4 other than in the Ordinary Course of Business, adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of the Company;

            3.16.5 damage to or destruction or loss of any asset or property owned or used by or in the business of the Company, whether or not covered by insurance, in an aggregate amount in excess of $50,000;

            3.16.6 entry into, termination of or receipt of notice of termination of (a) any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement, or (b) any Contract or transaction involving a total remaining commitment by or to the Company in excess of $50,000 on an annualized basis;

            3.16.7 sale (other than sales of inventory in the Ordinary Course of Business), lease or other disposition of any asset or property of the Company or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease or other disposition of any of the Intellectual Property Assets;

            3.16.8 cancellation or waiver of any claims or rights with a value to the Company in excess of $50,000;

            3.16.9 material change in the accounting methods used by the Company; or

            3.16.10 agreement, whether oral or written, by the Company or any Seller to do any of the foregoing.

      3.17 CONTRACTS; NO DEFAULTS.

            3.17.1 Disclosure Schedule 3.17.1 contains a complete and accurate list, and the Company has delivered or made available to Buyer true and complete copies, of:

                  3.17.1.1 each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $50,000;

                  3.17.1.2 each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $50,000;

                  3.17.1.3 each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $50,000 on an annualized basis;

                  3.17.1.4 each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership, leasing or use of, or title to, any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

                  3.17.1.5 each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                  3.17.1.6 each Applicable Contract with any labor union or other employee representative of a group of employees;

                  3.17.1.7 each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

                  3.17.1.8 each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                  3.17.1.9 each Applicable Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                  3.17.1.10 each power of attorney granted by the Company, or by any Seller with respect to the Company, that is currently effective and outstanding;

                  3.17.1.11 each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages in excess of $50,000;

                  3.17.1.12 each Applicable Contract for capital expenditures in excess of $50,000;

                  3.17.1.13 each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                  3.17.1.14 each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

            3.17.2 Except as provided herein and as set forth in Disclosure
Schedule 3.17.2:

                  3.17.2.1 neither such Seller, nor any Related Person thereof (other than the Company), has or may acquire any rights under, or become subject to any obligation or liability under, any Applicable Contract; and

                  3.17.2.2 neither such Seller, officer, director, agent, employee, consultant or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to (a) engage in or continue any conduct, activity or practice relating to the business of the Company, or (b) assign to the Company or to any other Person any rights to any invention, improvement or discovery.

            3.17.3 Except as set forth in Disclosure Schedule 3.17.3, each Contract identified or required to be identified in Disclosure Schedule 3.17.1 is in full force and effect and is valid, binding and enforceable in accordance with its terms.

            3.17.4 Except as set forth in Disclosure Schedule 3.17.4:

                  3.17.4.1 the Company is in substantial compliance with the provisions of each Applicable Contract;

                  3.17.4.2 to such Seller's and the Company's Knowledge, each other Person that has any obligation or liability under any Applicable Contract is in substantial compliance with the provisions of such Applicable Contract;

                  3.17.4.3 to such Seller's and the Company's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) would reasonably be expected to contravene, conflict with or result in a violation or breach of, or give the other Person or the Company the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; and

                  3.17.4.4 the Company has not given to, and has no reasonable basis to believe it has received from, any other Person any notice or other communication regarding any actual, alleged, possible or potential violation or breach of or default under, any material Applicable Contract.

                  3.17.4.5 there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made demand for such renegotiation.

                  3.17.4.6 the Contracts relating to the sale, design, manufacture or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

      3.18 INSURANCE.

            3.18.1 The Company has made available to Buyer:

                  3.18.1.1 true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time since June 1, 2001;

                  3.18.1.2 true and complete copies of all pending applications for policies of insurance; and

                  3.18.1.3 any statement by the auditor of the Company's Financial Statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

            3.18.2 Disclosure Schedule 3.18.2 describes:

                  3.18.2.1 any self-insurance arrangement by or affecting the Company, including any reserves established thereunder, other than the Company's IRC Section 125 cafeteria plan;

                  3.18.2.2 any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

                  3.18.2.3 all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

            3.18.3 Disclosure Schedule 3.18.3 sets forth, by year, for the current policy year and each of the two preceding policy years:

                  3.18.3.1 a summary of the loss experience under each policy;

                  3.18.3.2 a statement describing each claim under an insurance policy, which sets forth: (a) the name of the claimant; (b) a description of the policy by insurer, type of insurance, and period of coverage; (c) the amount and a brief description of the claim; and (d) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

            3.18.4 Except as set forth on Disclosure Schedule 3.18.4:

                  3.18.4.1 All policies to which the Company is a party or that provide coverage to such Seller, the Company or any director or officer of the
Company: (a) are valid, outstanding, and enforceable; (b) taken together, provide adequate insurance coverage for the assets and the operations of the Company; (c) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound; (d) will continue in full force and effect following the consummation of the Contemplated Transactions; and (e) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

                  3.18.4.2 The Company has not received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  3.18.4.3 The Company has paid all premiums due, and has otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                  3.18.4.4 The Company has given notice to the insurer of all claims that may be insured thereby.

      3.19 EMPLOYEES.

            3.19.1 Disclosure Schedule 3.19 contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: (a) name; (b) job title; (c) current compensation and any change in compensation since January 1, 2004; (d) vacation accrued; (e) United States Government security clearance, if applicable, and (f) service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, cash bonus, severance pay, insurance, medical, welfare or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan or any other employee benefit plan or any Director Plan.

            3.19.2 No officer is party to, or is otherwise bound by, any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person (excluding the Company) that is reasonably likely to affect adversely his duties as an employee of the Company or the ability of the Company to conduct its business.

      3.20 LABOR RELATIONS. Since December 31, 2001, the Company has not been nor is a party to any collective bargaining or other similar labor Contract. Since December 31, 2001 there has not been, there is not currently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including, to the Knowledge of the Company, any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, or (c) to the Knowledge of the Company, any application for certification of a collective bargaining agent. To such Seller's and the Company's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, and occupational safety and health.

      3.21 INTELLECTUAL PROPERTY.

            3.21.1 As used in this Agreement, the term "Intellectual Property" means all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications relating to the foregoing; patents and patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any provisional applications, divisionals, continuations, continuations-in-part, substitutions, reexaminations, renewals, extensions or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn or refilled and all corresponding foreign applications and patents), copyrights or copyrightable work (including registrations and applications for any of the foregoing); computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data and any rights arising under any laws now or hereinafter enacted relating to data protection, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any Web site (such computer programs and other items, collectively, "Software"); confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies held for use or used in the business of the Company as conducted as of Closing or as currently contemplated to be conducted (such confidential items, collectively "Trade Secrets"); or any type of such proprietary rights or intellectual property, however denominated, throughout the world, together with embodiments of the foregoing; and any licenses to use any of the foregoing.

            3.21.2 the Company does not own any United States, state or foreign patents and patent applications; trademark and service mark registrations (including Internet domain name registrations), trademark and service mark applications, material unregistered trademarks and service marks; nor copyright registrations, copyright applications and material unregistered copyrights.

            3.21.3 Disclosure Schedule 3.21.3 lists all Software which is owned by the Company ("Proprietary Software"), and all agreements granting or obtaining any right to use or practice any rights under any Intellectual Property (excluding "click-wrap," "shrink-wrap," or "off-the-shelf" software), to which the Company is a party or otherwise bound, as licensee or licensor thereunder, including license agreements, settlement agreements and covenants not to sue (collectively, the "License Agreements");

            3.21.4 Except where a failure to do so would not have a Material Adverse Effect on the Company, the Company owns or possesses adequate licenses or other legal rights to use, sell, transfer, assign, and license all Intellectual Property, having good title thereto, free and clear of all claims, liens, charges, security interests or other encumbrances whatsoever, including any claims by any former or current employee, consultant, contractor, partner, joint venturer or consultant of the Company;

            3.21.5 Except where a failure to do so would not have a Material Adverse Effect on the Company, any Intellectual Property owned by the Company has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned, and with respect to any Intellectual Property used by the Company, the license, sublicense, agreement or permission covering the Company's use of the Intellectual Property is legal, valid, binding, enforceable and in full force and has not been cancelled, expired or abandoned. The Company has duly filed all state and federal tax reports and returns required by law to be filed with respect to the Intellectual Property and has duly paid all taxes, assessments, fees, and other governmental charges upon all of the Intellectual Property which are due and payable, with no additional charges or taxes due;

            3.21.6 Except as set forth in Disclosure Schedule 3.21.6:

                  3.21.6.1 no claims or, to such Seller's Knowledge, threat of claims, have been asserted by any Person related to the use by, or in the conduct of the business of, the Company of any Intellectual Property rights or challenging or questioning the validity or effectiveness of any Contract relating to the Intellectual Property, and the Company has no Knowledge of any basis for such a claim;

                  3.21.6.2 there are no settlement agreements, consents, judgments orders, forbearance to sue or similar obligations limit or restrict the Company's rights in and to any Intellectual Property;

                  3.21.6.3 the conduct of the business of the Company does not infringe, violate or dilute any Intellectual Property rights of any Person, and neither such Seller nor the Company have Knowledge of any basis for such a claim;

                  3.21.6.4 the Company has not licensed or sublicensed its rights in any Intellectual Property, or received or been granted any such rights, other than pursuant to the License Agreements;

                  3.21.6.5 to the Company's Knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company;

                  3.21.6.6 the License Agreements are valid and binding obligations of the Company, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute a default by the Company or, to the Company's Knowledge, the other party thereto, under any such License Agreement;

                  3.21.6.7 the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions will not: (a) infringe the proprietary rights of any third party, including rights pertaining to or deriving from copyright, patents, trademarks, service marks, trade names, trade secrets, rights of privacy or publicity, and moral right, nor will they breach any civil duty owed to any third party imposed by law including tort law; or (b) except where such infringement, loss or impairment would not reasonably be expected to have a Material Adverse Effect, result in the loss or impairment of the Company's rights to own or use any of the Intellectual Property, nor will such execution, delivery, performance or consummation require the consent of any third party in respect of any Intellectual Property; and

                  3.21.6.8 except where a Breach of the following representations and warranties would not reasonably be expected to have a Material Adverse Effect, (a) all Proprietary Software set forth in Disclosure
Schedule 3.21.3, was either developed (i) by employees of the Company within the scope of their employment; (ii) by independent contractors as "works-made-for-hire," as that term is defined under Section 101 of the United States Copyright Act, 17 U.S.C. Section 101, pursuant to written agreement; or
(iii) by third parties who have assigned all of their rights therein to the Company pursuant to a written agreement; (b) no former or current employees, officers or directors of the Company retain any rights of ownership or use of the Proprietary Software, and no employees or third parties who have developed or participated in the development of the Proprietary Software have any claims to any moral rights therein; and (c) no employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than the Company.

      3.22 CERTAIN PAYMENTS. Neither the Company nor such Seller, nor any director, officer, agent, or other employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly: (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain, on the Company's behalf, favorable treatment in securing business, (ii) to pay for favorable treatment for business secured by the Company, (iii) to obtain, on the Company's behalf, special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement; or (b) established or maintained any fund or asset for the benefit of the Company that has not been recorded in the Company's books and records.

      3.23 [RESERVED.]

      3.24 RELATIONSHIPS WITH RELATED PERSONS. No Seller or any Related Person as to such Seller (other than the Company) has, or since December 31, 2001 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the Company's business. No Seller or any Related Person as to such Seller, or the Company, owns, or since December 31, 2001 has owned (of record or as a beneficial owner), an equity interest or any other financial or profit interest in, a Person that has had business dealings or a financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and other terms and conditions. Except as set forth in Disclosure Schedule 3.24, no Seller nor any Related Person to such Seller is a party to any Contract with, or has any claim or right against, the Company.

      3.25 BROKERS OR FINDERS. Other than to the Windsor Group, LLC, neither such Seller nor the Company has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.    REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

      Parent and Buyer represent and warrant to each Seller as follows:

      4.1 ORGANIZATION AND GOOD STANDING. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia.

      4.2 AUTHORITY; NO CONFLICT.

            4.2.1 The execution and delivery of this Agreement by each of Parent and Buyer and the consummation by each of Parent and Buyer of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Buyer, or Parent's stockholders, are necessary to authorize this Agreement or to consummate the Contemplated Transactions. This Agreement constitutes the legal, valid and binding obligation of Parent and Buyer, enforceable against Parent and Buyer in accordance with its terms. Each of Parent and Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

            4.2.2 Neither the execution and delivery of this Agreement by Parent or Buyer nor the consummation or performance of any of the Contemplated Transactions by Parent or Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

                  4.2.2.1 any provision of Parent's or Buyer's Organizational Documents;

                  4.2.2.2 any resolution adopted by the board of directors or the stockholders of Parent or Buyer;

                  4.2.2.3 any Legal Requirement or Order to which Parent or Buyer, or either of their assets may be subject; or

                  4.2.2.4 any Contract to which Parent or Buyer is a party or by which Parent or Buyer may be bound.

      Neither Parent nor Buyer is, or will be, required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      4.3 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Parent and Buyer represent and warrant that they have independently evaluated the fairness of the transactions contemplated by this Agreement and are satisfied with their fairness. Parent and Buyer have received all materials relating to the business of the Company which they have requested and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information or of any representation or warranty made by the Company hereunder or to otherwise evaluate the merits of the transactions contemplated hereby. The Company, the Sellers and their representatives have answered to Parent's and Buyer's satisfaction all inquiries that Parent and Buyer or their representatives have made concerning the business of the Company or otherwise relating to the transactions contemplated hereby. Parent and Buyer agree and acknowledge that any forward-looking cost estimates, projections or other predictions prepared on behalf of the Company are not and shall not be deemed to be or to include representations or warranties of the Company or the Sellers.

      4.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Parent or Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Parent's and Buyer's Knowledge, no such Proceeding has been Threatened.

      4.5 BROKERS OR FINDERS. Other than to the Chesapeake Group, Inc., none of Parent, Buyer or any of their respective officers and agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, and Parent and Buyer will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Parent or Buyer as a result of the action of Parent, Buyer or any of their respective officers or agents.

      4.6 SEC REPORTS AND FINANCIAL STATEMENTS. Parent has delivered or made available to the Company and the Sellers Representative complete and correct copies of all reports and other filings filed by Parent with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") since January 1, 2003 (such reports and other filings collectively referred to herein as the "Exchange Act Filings"). The audited consolidated financial statements of Parent included in the Exchange Act Filings (i) were prepared from the books and records of Parent and its consolidated subsidiaries, (ii) were prepared in accordance with GAAP, applied in a manner consistent with the preparation of the Parent's historical financial statements (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly in all material respects the financial position of Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended. The unaudited financial statements included in the Exchange Act Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of Parent and its consolidated subsidiaries, (ii) were prepared in accordance with GAAP, applied in a manner consistent with the preparation of the Parent's historical financial statements, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, (except as may be indicated therein or in the notes or schedule thereto) and (iii) present fairly in all material respects the financial position of Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustment described therein or in the notes or schedules thereto.

      4.7 FINANCIAL ABILITY TO PERFORM. Sufficient funds and credit arrangements are available to Parent as of the date hereof and will be so available to pay all amounts payable by Parent or Buyer hereunder as they come due.

5.    PRE-CLOSING COVENANTS; CONDITIONS TO CLOSING; TERMINATION

      5.1 PRE-CLOSING COVENANTS. The Company and the Principal Sellers severally covenant and agree that, between the Execution Date and the Closing Date, except as set forth in Section 5.1 of the Disclosure Schedule or as expressly provided by any other provision of this Agreement, unless Parent or Buyer shall otherwise agree in writing, (1) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the Ordinary Course of Business and (2) the Company shall use its Best Efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and to preserve the current relationships of the Company with such of the customers, suppliers and other persons with which the Company has significant business relations in order to preserve substantially intact its business organization. In addition, except as set forth in Section 5.1 of the

Disclosure Schedule or as contemplated by any other provision of this Agreement, the Company shall not (unless required by applicable Laws) and shall neither cause nor permit any of the Company's affiliates (over which it exercises control), or any of their officers, directors, employees and agents to, between the Execution Date and the Closing Date, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent or Buyer, which consent shall not be unreasonably withheld or delayed:

            5.1.1 amend or otherwise change its Organizational Documents;

            5.1.2 issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of the Company of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any phantom interest), of the Company; provided that the Company may issue shares in connection with the exercise of options, may accelerate the vesting of options and grant additional options as long as any option recipients agree to enter into Cashout Agreements or (ii) except in the Ordinary Course of Business, any property or assets of the Company, except pursuant to contracts or agreements in force at the date of this Agreement;

            5.1.3 except under the Cashout Agreements, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire or retire, directly or indirectly, any of its capital stock or other securities convertible or exchangeable into shares of capital stock of the Company; provided that, if any stockholder determines not to become a Joining Seller, the Company may exercise any rights it has to repurchase such Shares;

            5.1.4 (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, (ii) incur or become contingently liable for any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred under existing debt arrangements or in the Ordinary Course of Business or other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $250,000; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Applicable Contract that is material or enter into any contract or agreement material to the business, results of operations or financial condition of the Company, other than in the Ordinary Course of Business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $50,000 for the Company; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.1.4;

            5.1.5 except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof, all of which are disclosed in Section 3.12 of the Disclosure Schedule: (i) increase the compensation payable or to become payable to its officers or employees or (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law;

            5.1.6 take any action with respect to accounting policies or procedures that is not consistent with GAAP applied in a manner consistent with the preparation of the Company's historical financial statements or required by changes in such GAAP;

            5.1.7 waive, release, assign, settle or compromise any material claims or litigation;

            5.1.8 make any material Tax election with respect to, or settle or compromise any material, federal, state, local or foreign Tax liability; or

            5.1.9 authorize or enter into any formal or informal arrangement or agreement, or otherwise make any commitment to do any of the foregoing.

      5.2 CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Contemplated Transactions shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

            5.2.1 No Governmental Body shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Contemplated Transactions; provided, however, that the parties shall use their Best Efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

            5.2.2 All consents, approvals and authorizations set forth on
Schedule 5.2.2, or otherwise required to be obtained to consummate the Contemplated Transactions shall have been obtained.

            5.2.3 Each of the Option Escrow Participants shall have entered into a Cashout Agreement.

            5.2.4 The period of time for any applicable review process by CFIUS relating to the determination of any threat to national security in respect of the Contemplated Transactions under the Exon-Florio Act shall have expired, and CFIUS and shall not have taken any action or made any recommendation to the President of the United States to block or prevent consummation of the Contemplated Transactions.

      5.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND BUYER. The obligations of Parent and Buyer to consummate the Contemplated Transactions are also subject to the following conditions:

            5.3.1 Each of the representations and warranties of the Sellers and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing as though made at and as of the Closing; except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, and that those representations and warranties that are qualified by materiality shall be true and correct in all respects. Parent and Buyer shall have received a certificate of the Sellers Representative and of the Chief Executive Officer or President of the Company to that effect.

            5.3.2 The Company and Sellers shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company and the Sellers on or prior to the Closing Date. Parent and Buyer shall have received a certificate of the Sellers Representative and of the Chief Executive Officer or President of the Company to that effect.

      5.4 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligation of the Sellers to consummate the Contemplated Transactions is also subject to the following conditions:

            5.4.1 Each of the representations and warranties of Parent and Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made at and as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. The Sellers Representative shall have received a certificate of the Chief Executive Officer, President or Chief Financial Officer of Parent and Buyer to that effect.

            5.4.2 Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date. The Sellers Representative shall have received a certificate of the Chief Executive Officer, President or Chief Financial Officer of Parent to that effect.

            5.4.3 A mutual release between the Company, on the one hand, and the Principal Sellers on the other hand, in the form of Exhibit 5.4.3 attached hereto.

            5.4.4 Parent and Buyer shall have delivered the White Employment Agreement and made the non-compete payment contemplated therein.

      5.5 TERMINATION. This Agreement may be terminated at any time prior to the
Closing:

            5.5.1 by mutual consent of Parent and the Sellers Representative;

            5.5.2 by Parent (provided that Parent and Buyer are not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by the Sellers or the Company of any of their representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 5.3.1 or Section 5.3.2 will not be satisfied and such breach or condition has not been promptly cured within thirty
(30) days following receipt by the Sellers Representative of written notice of such breach;

            5.5.3 by the Sellers Representative (provided that the Sellers and the Company are not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Parent or Buyer of any of their representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 5.4.1 or Section
5.4.2 will not be satisfied and such breach or condition has not been promptly cured within thirty (30) days following receipt by Parent or Buyer of written notice of such breach;

            5.5.4 by either Parent or the Sellers Representative if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Body preventing or prohibiting consummation of the Contemplated Transactions shall have become final and nonappealable;

            5.5.5 by either Parent or the Sellers Representative if the Closing shall not have been consummated on or before January 31, 2005, unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe in all material respects the covenants and agreements of such Party set forth herein.

      5.6 EFFECT OF TERMINATION. In the event of the termination of this Agreement by either Parent or the Sellers Representative pursuant to Section 5.5, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or Buyer, on the one hand, or the Company and the Sellers, on the other hand, this Section 5.6, and except to the extent that such termination results from the willful and material breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      5.7 RETENTION AGREEMENTS. During the period prior to Closing and for a period of thirty (30) days subsequent to Closing, the Parent and the Company will provide each of the Senior Managers with (a) the opportunity to enter into a Retention Agreement or (b) options to purchase capital stock of the Parent, as further described on Schedule 5.7 hereto.

6.    INDEMNIFICATION; REMEDIES; TAX MATTERS

      6.1 SURVIVAL. All representations, warranties, covenants and obligations in this Agreement, including the Disclosure Schedules, and in any other certificate delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations hereof will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations.

      6.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS AND OPTION ESCROW PARTICIPANTS. Each Seller and Option Escrow Participant will severally and not jointly indemnify and hold harmless, without duplication, Buyer, the Company and their respective directors, officers, stockholders, controlling persons, and affiliates (collectively, "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons his, her or its pro rata portion of the amount of, any loss, liability, claim, damage (excluding incidental, consequential, punitive, exemplary and special damages), expense (including defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising from (a) any Breach of any representation or warranty made by any one or more Sellers in Section 3, (b) Taxes that may be imposed upon or assessed against the Company or the assets thereof arising in connection with or out of the operation of the Company's business on or before the Closing Date (determined, with respect to Tax periods that begin before and end after the Closing Date, in accordance with the allocation provisions of Section 6.12.2), to the extent not recoverable under (a) above, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with any one or more Sellers (or any Person acting on behalf of any one or more Sellers) in connection with any of the Contemplated Transactions, or (d) any Damages that may be imposed upon or assessed against the Company, the Buyer, the Parent, or any of the assets thereof as a result of any item disclosed under Section 3.12.3 of this Agreement.

      6.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY PARENT, BUYER AND THE COMPANY. Parent, Buyer and the Company will jointly and severally indemnify and hold harmless, without duplication, each Seller, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from (a) any Breach of any representation or warranty made by Parent or Buyer in Section 4, (b) any Breach by Parent, Buyer or the Company of any covenant or obligation of Parent, Buyer or the Company in this Agreement or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Parent or Buyer (or any Person acting on Parent's or Buyer's behalf) in connection with any of the Contemplated Transactions.

      6.4 TIME LIMITATIONS. Notwithstanding anything herein to the contrary no Seller or Option Escrow Participant will have any liability for indemnification or otherwise with respect to any representation or warranty contained in Section 3, other than those in Sections 3.3, 3.10 and 3.12, unless on or before June 30, 2006, Buyer notifies Sellers Representative of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim with respect to Section 3.3, 3.10 or 3.12, may be made by the respective Buyer Indemnified Persons at any time prior to the expiration of the applicable statute of limitation for such claim. Without limiting the generality of the foregoing, a claim relating to Taxes described in Section 6.2(b) may be made with respect to a Buyer Indemnified Person at any time within thirty (30) days after the statute of limitations for the assessment of any the Tax to which such claim relates has expired.

      6.5 LIMITATIONS ON AMOUNT - SELLERS AND OPTION ESCROW PARTICIPANTS. Notwithstanding anything herein to the contrary, (a) no Seller or Option Escrow Participant will have any liability for indemnification or otherwise with respect to any representation or warranty in Section 3 (including claims under Section 6.2(b) and Section 6.2(d), whether or not arising from any breach of representation or warranty) until the total of all Damages with respect to such matters exceeds $150,000, and then only for the amount by which such Damages exceed $150,000 and (b) the maximum amount for which (x) a Seller may be liable hereunder is twenty-five percent (25.0%) of the portion of the Purchase Price actually received by such Seller and (y) an Option Escrow Participant may be liable hereunder is such Option Escrow Participant's pro rata portion of the Representations and Warranties Escrow. In each case, any Seller or Option Escrow Participant shall only be liable for his or her pro rata portion of any indemnity claim up to the maximum liability limit set forth herein; provided that, the Principal Sellers, shall be liable, jointly and severally, for their aggregate pro rata portion of any of any indemnity claim up to the maximum liability limit set forth herein. Notwithstanding the foregoing, the limitations set forth in this Section 6.5 will not apply to any indemnifiable Damages under
Section 6.2(b) that result from a change in the treatment of any item in any taxable year, if the return reporting of such item was consistent with the reporting adopted by reason of the Sellers Representative's approval authority under Section 6.12.1, or from any intentional Breach of any representation or warranty contained in Section 3 or in any certificate delivered by or on behalf of the Company, any Option Escrow Participant or any Seller hereunder.

      6.6 LIMITATIONS ON AMOUNT -- BUYER. Buyer will have no liability (for indemnification or otherwise) with respect to matters described in Section 6.3
(a) until the total of all Damages with respect to any Breach of Buyer's representations or warranties contained in Section 4 exceeds $150,000, and then only for the amount by which such Damages exceed $150,000. However, this Section
6.6 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation. The maximum amount for which Buyer may be liable for, with respect to any Breach of Buyer's representations or warranties contained in Section 4, shall be the amount of any out-of-pocket expenses incurred by such Seller, or Seller's Pro Rata Portion of the Purchase Price, whichever is less.

      6.7 RIGHT OF SET-OFF. The Representations and Warranties Escrow shall be paid to the Sellers and the Option Escrow Participants in the following amounts and at the following times:

            6.7.1 Sellers Representative may make a claim under Section 1.5 of the Escrow Agreement for up to fifty percent (50%) of the Representations and Warranties Escrow, less any adjustment in the Purchase Price pursuant to Section 6.10.1 within ten (10) Business Days after the first anniversary of the Closing Date;

            6.7.2 Sellers Representative may make a claim under Section 1.5 of the Escrow Agreement for up to thirty percent (30%) of the Representations and Warranties Escrow, less any adjustment in the Purchase Price pursuant to Section 6.10.1 within ten (10) Business Days after the date which is eighteen (18) months after the Closing Date;

            6.7.3 Sellers Representative may make a claim under Section 1.5 of the Escrow Agreement for up to ten percent (10%) of the Representations and Warranties Escrow, less any adjustment in the Purchase Price pursuant to Section 6.10.1 within ten (10) Business Days after October 1, 2007; and

            6.7.4 Sellers Representative may make a claim under Section 1.5 of the Escrow Agreement for the balance of the Representations and Warranties Escrow within ten (10) Business Days after April 1, 2008.

If the Sellers' payment obligations under Section 6.2 exceed the amount of the Representations and Warranties Escrow, the Sellers shall remit the difference to Buyer within five Business Days after notice to such effect from Buyer. If the entire Representations and Warranties Escrow has been released and disbursed by Escrow Agent pursuant to the Escrow Agreement, upon notice to Sellers Representative specifying, in reasonable detail, the basis for such set-off, Buyer may set-off any amount which has been finally determined that it is entitled under this Section 6 against amounts otherwise payable hereunder, including any Earnout Payment, to the Sellers, subject to the limitations set forth in Sections 6.4 and 6.5. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

      6.8 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

            6.8.1 Promptly after receipt by a party entitled to indemnification under Section 6.2 or 6.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under either such Section, give written notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

            6.8.2 If any Proceeding referred to in Section 6.8.1 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, except to the extent provided otherwise in Section 6.12 in the case of a claim that involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (a) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (b) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 6 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, except in the case of a claim that involves Taxes subject to Section 6.12.5, (a) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification;
(b) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (c) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party; provided, that, such compromise or settlement is consented to by the indemnifying party (such consent not to be unreasonably withheld), and such settlement includes a complete and unconditional release of the indemnifying party.

            6.8.3 Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent which may not be unreasonably withheld.

            6.8.4 Subject to the provisions of Section 7.4.2, Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

      6.9 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. Subject to the other terms and conditions of Section 6, a claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

      6.10 ADDITIONAL INDEMNIFICATION PROVISIONS.

            6.10.1 Any indemnification payments made or payable by one or more Sellers or Option Escrow Participants under this Section 6 to any Buyer Indemnified Persons, including any payments made from the Representations and Warranties Escrow, shall be deemed to decrease on a dollar for dollar basis the Purchase Price.

            6.10.2 No Buyer Indemnified Person shall be entitled to any payment from any Seller or Option Escrow Participant under this Section 6, including under Section 6.7, unless and until the entire Representations and Warranties Escrow has been released and disbursed by Escrow Agent pursuant to the Escrow Agreement. In no event shall any Buyer Indemnified Person seek to recover any payment under this Section 6 from any Joining Seller or any

Optionholder (other than an Option Escrow Participant and then only with respect to the amounts in the Representations and Warranties Escrow).

            6.10.3 Except with respect to claims based on actual fraud, the rights and remedies of the Parties under this Section 6 regarding Breaches of representations and warranties contained herein or in any certificate delivered hereunder shall be the sole and exclusive remedies of such Parties and their respective Affiliates, including all Buyer Indemnified Persons. Without limited to the generality of the foregoing, in no event (other than actual fraud where damages would not be an adequate remedy) shall Buyer or any other Buyer Indemnified Persons be entitled to claim or seek rescission of the Contemplated Transactions consummated hereunder.

            6.10.4 Damages for which indemnification is provided under this
Section 6 shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Damages and be reduced to take account of any net tax benefit of the indemnified party which arises or will arise from the incurrence or payment for any such Damages. In computing the amount of any such tax cost or tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the incurrence or payment of any indemnified loss, liability, cost or expense, and the indemnified party shall be deemed to be subject to tax at the highest effective statutory Federal, state and local corporate income tax rates that could apply to such indemnified party or the consolidated group of which it is a member, as applicable, for the relevant period under applicable law. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to limit or otherwise alter the rights of any third party provider of insurance to Buyer, Parent or the Company.

            6.10.5 No Seller or Option Escrow Participant shall be obligated to pay any amounts for indemnification under this Section 6 for any Damages incurred by any Buyer Indemnified Person which relate to any Liabilities for which reserves exist on the Closing Balance Sheet until, and solely to the extent that, the amount of such Damages exceeds the amount of such reserves.

            6.10.6 Upon making any payment to an indemnified party for any indemnification claim pursuant to this Section 6, the indemnifying party shall be subrogated, to the extent of such payment, to any rights which the indemnified party may have against any other parties with respect to the subject matter underlying such indemnification claim.

            6.10.7 From and after the Closing Date and until the fifth anniversary after the Closing Date, Parent and Buyer shall cause the Company to maintain in effect directors and officers insurance covering the persons who have served as officers and directors of the Company from and after the Closing Date in substantially the same amounts and with substantially similar terms and conditions as provided for Parent's and Buyer's then current officers and directors.

      6.11 WINDSOR GROUP FEES. Each Seller agrees jointly and severally to pay when due all fees, commissions and similar compensation owing by the Company to the Windsor Group, LLC in connection with any of the Contemplated Transactions.

      6.12 TAX MATTERS.

            6.12.1 Following the Closing Date, within the times and in the manner prescribed by law, the Company shall properly and accurately prepare (or cause to be prepared) all Tax Returns of or with respect to the Company for taxable periods or portions of such periods ending on or before the Closing Date (a "Pre-Closing Period", and Tax Returns relating to a Pre-Closing Period, a "Pre-Closing Return"). Such Pre-Closing Returns shall be prepared in a manner consistent with the prior practice of the Company, provided that the Pre-Closing Returns shall in all events be prepared in accordance with applicable law. No later than twenty (20) days prior to filing any Pre-Closing Return, the Company shall provide Sellers Representative a copy of such Pre-Closing Return. The Sellers Representative shall have the right to review and approve (which approval shall not be unreasonably withheld or delayed) such Tax Return. For this purpose, the Sellers Representative's withholding of approval of a Tax Return based upon Parent's or Buyer's failure to adopt in such Tax Return an alternative reporting position suggested by Sellers Representative shall be deemed reasonable if the reporting position proposed by the Sellers Representative on such Tax Return has a "reasonable basis," within the meaning of section 6662 of the Code.

            6.12.2 The Sellers Representative, Parent, Buyer and the Company shall, unless prohibited by applicable law, cause the taxable period of the Company to end as of the close of the Closing Date. For purposes of this Agreement, Company Taxes incurred with respect to a taxable period that includes but does not end on the Closing Date, shall be allocated to the portion of the period ending on the Closing Date (A) except as provided in (B) and (C) below, to the extent feasible, on a specific identification basis, according to the date of the event or transaction giving rise to the Tax, and (B) except as provided in (C) below, with respect to periodically assessed ad valorem Taxes and Taxes not otherwise feasibly allocable to specific transactions or events, in proportion to the number of days in such period occurring before the Closing Date compared to the total number of days in such taxable period, and (C) in the case of any Tax based upon or related to income or receipts, in an amount equal to the Tax which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of the Company.

            6.12.3 If Parent, Buyer or the Company shall without the consent of the Sellers Representative (which consent shall not be unreasonably withheld)
(a) make or change any Tax election, take any Tax position on any Tax Return, take any action, omit to take any action or enter into any transaction, merger or restructuring that results in any increased Tax liability of the Company for any Pre-Closing Period, except as contemplated by this Agreement or in the Ordinary Course of Business of the Company or (b) amend or cause or permit to be amended any Pre-Closing Return of the Company, and such election, position, action, omission, transaction or amended return causes an increase in Tax Liability for a Pre-Closing Period, such increased Tax liability shall not be indemnifiable under Section 6.2(a) or (b). Parent and Buyer shall cause the Company to prepare (subject to review under procedures specified in Section 6.12.1) all amended income Tax Returns that are requested by the Seller Representative to be prepared in order to permit the Company to claim the benefit of loss carrybacks or deductions allowable to the Company in any taxable period ending on or before the Closing Date, and to file such amended Tax Returns at such times as are specified by the Sellers Representative. To the extent any determination of Tax liability of the Company, whether as the result of an audit or examination, a claim for refund, the filing of an amended Tax Return or otherwise, results in any refund or credit of overpaid Taxes of the Company attributable to any Pre-Closing Period, Parent and Buyer shall promptly pay the amount any such refund or credit applied for the benefit of Parent or its affiliates, and the interest actually received or credited thereon, to the Sellers, to the extent such overpaid Taxes and interest thereon were not included as an asset in computing the Final Working Capital Adjustment. Any payments made under this
Section 6.12.3 shall be net of any Taxes payable with respect to the receipt by the Company or the Parent or its affiliates of such refund, credit or interest thereon.

            6.12.4 Parent, Buyer, the Company and the Sellers Representative shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns of the Company and any audit, litigation or other proceeding with respect to Taxes of the Company. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent, Buyer, the Company and Sellers Representative shall (A) retain all books and records with respect to Tax matters and pertinent to the Company relating to any Pre-Closing Period until the expiration of the statute of limitations (and any extensions thereof) of the respective taxable periods, and (B) give the reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another party so requests, Parent, Buyer, the Company or Sellers Representative, as the case may be, shall allow the requesting party to take possession of such books and records.

            6.12.5 Any party who receives any notice of a pending or threatened Tax audit, assessment, or adjustment against or with respect to the Company relating to a Pre-Closing Period that may give rise to liability of the parties hereto to a tax authority or under this Agreement, shall promptly notify the other parties hereto and the Sellers Representative within three (3) Business Days of the receipt of such notice. The parties each agree to consult with and to keep the other parties hereto informed on a regular basis regarding the status of any Tax audit or proceeding to the extent that such audit or proceeding could affect a liability of such other parties (including indemnity obligations hereunder). Parent and Buyer shall permit the Sellers Representative to represent the Company's interests in any Tax audit or administrative or judicial proceeding and to employ counsel of the Sellers Representative's choice, but reasonably satisfactory to Parent, to the extent such audit or other proceeding pertains to periods and Taxes covered by a Pre-Closing Return. The Sellers Representative shall have the sole right to settle any such audit or other proceeding on behalf of the Company with respect to any Pre-Closing Return, provided however, that the Sellers Representative shall not settle any such audit or other proceeding on behalf of the Company without Parent's or Buyer's consent if such settlement would have an adverse effect on the Company's Tax liability for a taxable period ending after the Closing Date. Parent and Buyer shall have the right to participate in such proceeding at their own expense, and shall be entitled to control the disposition of any issue involved in such proceeding which does not affect a potential liability of the Sellers. Both Parent and Buyer, on the one hand, and the Sellers, on the other hand (through the Sellers Representative) shall be entitled to represent their own interests in light of their responsibilities (including indemnity obligations) for the related Taxes, at their own expense, in any audit or administrative or judicial proceedings involving a Tax period that includes but does not end on the Closing Date. Except as provided in this Section 6.12.5, the provisions of Section 6.8, including the provisions therein addressing settlement authority, shall govern the manner in which any Tax audit or administrative or judicial proceedings relating to Taxes are resolved.

            6.12.6 Parent and Buyer shall, or shall cause the Company to, (i) timely file all Tax Returns required to be filed by the Company after the Closing Date, and (ii) pay all Taxes required to be paid by the Company after the Closing Date.

            6.12.7 For Tax purposes, all amounts (i) disbursed from the Working Capital Escrow to the Optionholders, (ii) paid by Buyer under Section 2.7.5 (relating to the Working Capital Adjustment), and (iii) paid to the Optionholders pursuant to Section 2.8 (relating to Earnout Payments) shall be treated as wages paid on behalf of the Company to the Optionholders at the time of disbursement or payment to the Optionholders, and the Company shall withhold such Taxes as are required to be withheld from such wages and shall pay such Taxes over to the relevant Governmental Body in due course.

7.    GENERAL PROVISIONS

      7.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. If this Agreement is terminated, the obligation of a Party to pay its own expenses will be subject to any rights of such Party arising from a Breach by another Party.

      7.2 PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Parent and Buyer determine; provided, that, in no event shall either Parent or Buyer issue any public announcement, press release or filing regarding this Agreement or the Contemplated Transaction prior to the second Business Day following the Execution Date. Unless consented to by the other Parties in advance or required by Legal Requirements, prior to the Closing the Parties shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions. If the Contemplated Transactions are not consummated, each Party will return or destroy as much of such written information as the other Party may reasonably request.

      7.3 NOTICES. All notices, consents, waivers, approvals and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

     Sellers:  To their respective addresses set forth on Schedule 7.3 with a copy to:

            Shaw Pittman LLP
            1650 Tysons Blvd., Suite 1400
            McLean, Virginia  22102
            Attention: Craig E. Chason, Esq.
            Facsimile No.: (703) 770-7901

     Buyer:

            TechTeam Global, Inc.
            27335 W. Eleven Mile Road
            Southfield, MI 48034
            Attention: William F. Coyro, Jr.
                       Michael A. Sosin, Esq.
            Facsimile No.: (248) 357-0510

     with a copy to:

            Butzel Long, P.C.
            150 W. Jefferson, Suite 100
            Detroit, MI 48226
            Attention: Arthur Dudley II
            Facsimile No.: (313) 225-7080

     If to Sellers Representative, to:

            Jeannette Lee White
            7807 Stable Way
            Potomac, Maryland  20854
            Facsimile No.: (301) 299-1169
     with a copy to:

            Shaw Pittman LLP
            1650 Tysons Blvd., Suite 1400
            McLean, Virginia  22102
            Attention: Craig E. Chason, Esq.
            Facsimile No.: (703) 770-7901

or, in each case at such other address as may be specified in a notice to the other Parties.

      7.4 GOVERNING LAWS AND ARBITRATION.

            7.4.1 This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan; and no conflict of laws provision shall be invoked to permit the laws of any other state or jurisdiction to apply.

            7.4.2 Except as otherwise provided in Sections 2.7 and 2.8, any dispute arising out of, or in connection with, the execution, interpretation, performance or nonperformance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be settled by final and binding arbitration, which shall be conducted in the English language in Atlanta, GA pursuant to the then prevailing commercial rules of the American Arbitration Association ("AAA") by a panel of three arbitrators (the "Board of Arbitration"). Each of Buyer and Sellers Representative shall select one arbitrator and the third arbitrator shall be selected by mutual agreement of the other two arbitrators. If either Buyer or Sellers Representative fails to appoint its arbitrator within 15 Business Days from the date of the demand for arbitration, then such arbitrator shall be appointed by the AAA in accordance with AAA rules. If Buyer and Sellers Representative appointed arbitrators fail to reach agreement on a third arbitrator within 15 Business Days after their selection, Buyer or Sellers Representative shall request the AAA to designate, in accordance with AAA rules, a third arbitrator. The Parties agree to facilitate the arbitration by (a) making available to one another and to the Board of Arbitration for inspection and extraction all documents, books and records under their control or under the control of a Person controlling or controlled by such Party if determined by the Board of Arbitration to be relevant to the dispute, (b) conducting arbitration hearings to the greatest extent possible on successive Business Days and (c) using their best efforts to observe the time periods established by the rules of the AAA by the Board of Arbitration for the submission of evidence and briefs. The decision of the Board of Arbitration shall be final, binding and not subject to further review, and judgment on the award of the Board of Arbitration may be entered in and enforced by any court having jurisdiction over the parties or their assets subject to the procedural requirements in such jurisdiction. The Board of Arbitration shall be authorized and directed to award reasonable costs and attorney's fees to the prevailing Party. The Board of Arbitration shall base its judgment on the applicable laws. The Board of Arbitration shall be authorized to award equitable relief, including specific performance or other injunctive relief. Any monetary award shall be made and payable in U.S. dollars. Notwithstanding the foregoing agreement to arbitrate, the Parties expressly reserve the right to seek provisional relief from any court of competent jurisdiction to preserve their respective rights pending arbitration.

      7.5 FURTHER ASSURANCES. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      7.6 WAIVER. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      7.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes along with the documents referred to in this Agreement a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

      7.8 DISCLOSURE SCHEDULES.

            7.8.1 The disclosures in the Disclosure Schedules must relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

            7.8.2 In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty, the statements in the body of this Agreement will control.

            7.8.3 The Disclosure Schedules are attached to this Agreement as of execution of this Agreement. On or prior to two (2) Business Days before the Closing Date, the Sellers Representative will provide to Parent and Buyer a certificate updating and revising the Disclosure Schedules. Notwithstanding the foregoing, the Company and Sellers shall, as soon as reasonably practicable, give Parent and Buyer written notice of the existence or occurrence of any condition which would make any representation or warranty made by the Company or Sellers contained herein untrue as of the Execution Date or any subsequent date as if made on and as of such subsequent date (except for those representations and warranties which address matters only as of a particular date) or which might reasonably be expected to prevent the consummation of the Contemplated Transactions. No such written notification or the certification provided in this
Section 7.8.3 related to any condition in existence on or before the

Execution Date which would make any representation or warranty made by the Company or any Seller contained herein untrue as of the Execution Date shall (i) be deemed to cure any breach of any representation or warranty resulting from such condition or (ii) constitute a waiver by Parent or Buyer of any condition set forth in this Agreement, unless, in either case, Parent or Buyer specifically agrees thereto in writing or consummates the Closing under this Agreement after receipt of such written notification or certification. No such written notification or certification related to the occurrence of any condition arising after the Execution Date shall result in any adjustment in the Purchase Price or give Parent or Buyer any right to claim damages under this Agreement or to terminate this Agreement unless the condition or conditions reported in such written notification or certification were caused by the breach of any representation or warranty contained in Section 3 of this Agreement resulting from the failure of the Company or any Seller to perform any of their covenants set forth in this Agreement.

      7.9 ASSIGNMENT, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. No Party may assign any of its rights under this Agreement without the prior consent of the other Party, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any wholly owned Subsidiary of Buyer without releasing its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of Buyer and the Company and the respective legal representatives, successors, executors, administrators, heirs and assigns of Sellers. Except with respect to White under Section 2.9.1.3, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement and this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their respective legal representatives, executors, administrators, heirs, successors and assigns.

      7.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      7.11 SECTION HEADINGS, CONSTRUCTION.

            7.11.1 The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

            SECTION 1.1 7.11.2 Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement and not to any particular provision of this Agreement; and (d) the terms "Section," "Disclosure Schedule," "Schedules" and "Exhibit" without reference to any document refer to the specified Section, Disclosure Schedule, Schedule and Exhibit, respectively, of this Agreement.

            7.11.3 The words "including," "include" and "includes" are not exclusive and shall be deemed to be followed by the words "without limitation"; if exclusion is intended, the word "comprising" is used instead.

            7.11.4 The word "or" shall be construed to mean "and/or" unless the context clearly prohibits that construction.

            7.11.5 Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

            7.11.6 All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

            7.11.7 Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

            7.11.8 Any representation or warranty contained herein as to the enforceability of a contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            7.11.9 The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

      7.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      7.13 COUNTERPARTS. This Agreement may be executed by facsimile transmission, in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                          Remainder of Page Left Blank

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Execution Date.

Buyer:  DIGITAL SUPPORT CORPORATION, a Virginia corporation

By:     /s/ Peter S. Brigham
        -----------------------------------------

Its:    President and Chief Executive Officer

Parent: TECHTEAM GLOBAL, INC., a Delaware corporation

By:     /s/ David W. Morgan
        -----------------------------------------

Its:    Vice President, Chief Financial Officer and Treasurer

The Company: SYTEL, INC.

By:     /s/ Jeannette Lee White
        -----------------------------------------

Its:    President and Chief Executive Officer

PRINCIPAL SELLERS:

/s/ Jeannette Lee White
------------------------------
Jeannette Lee White

/s/ Yong S. Lee
------------------------------
Yong S. Lee

EVERGREEN LIMITED PARTNERSHIP

By:     /s/ Jeannette Lee White
        ---------------------------------

Its:    ---------------------------------

CHASE INVESTMENTS LLC

By:     /s/ Jeannette Lee White
        ---------------------------------

Its:    ---------------------------------

JOINING SELLERS:

/s/ Albert M. Ali, Jr.
------------------------------------
Albert M. Ali, Jr.

------------------------------------
Jeffrey K. Campbell

------------------------------------
Jackie Smith

------------------------------------
Albert Andreoni

/s/ Valerie J. Lyons
------------------------------------
Valerie J. Lyons

------------------------------------
Michael King

------------------------------------
James Terry

Augustino Buono
-----------------------------------
Augustino Buono

THE BULLIS SCHOOL, INC.

By:     Thomas B. Farquhar
        ------------------------------------

Its:    President and Head of School

ALL OPTIONHOLDERS LISTED ON
  SCHEDULE A

By:  /s/ Jeannette Lee White
     ---------------------------------------
     Jeannette Lee White, Attorney in Fact